SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – DECEMBER 31, 2003

TAMBORIL CIGAR COMPANY
(D/B/A AXION POWER INTERNATIONAL)
(Exact name of Registrant as specified in its charter)

DELAWARE	000-22573	65-0774638

(State or other jurisdiction of	(Commission	(IRS Employer

incorporation)	File Number)	Identification Number)

100 Caster Avenue
Vaughan, Ontario, Canada L4L 5Y9
(Address of principal executive offices)

(905) 264-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Page

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K and the other reports that we file with the Securities and Exchange Commission (the “SEC”), contain forward-looking statements about our business. The forward-looking statements include, but are not limited to:

  Statements regarding the current and anticipated status of technical developments in the electrochemical battery industry and our ability to capitalize thereon;

  Statements regarding the size of and anticipated growth in the electrochemical battery industry and other market data;

  Statements regarding our plans for product development, testing and commercialization;

  Statements regarding the anticipated benefits of our proprietary technologies;

  Statements regarding our ability to manage growth, control our costs and achieve satisfactory operating performance during the development, testing and initial commercialization of our proposed products;

  Statements regarding our ability to attract and retain the managerial, professional, technical and marketing staff required for the development, testing and initial commercialization of our proposed products;

  Statements regarding our ability to acquire or build the manufacturing and distribution facilities required for the testing and initial commercialization of our proposed products;

  Statements regarding our current and future capital needs and our ability to satisfy those needs; and

  Statements using terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," or "believe."

We have based these forward-looking statements on our current expectations and projections about future events and trends. Although we believe that our expectations are reasonable, we cannot assure you that our expectations will prove to be accurate. Our actual future performance could differ from such statements, perhaps materially. Factors that could cause or contribute to such differences include, but are not limited to:

  The fact that we are an early-stage company with an evolving and unpredictable business model;

  The fact that legal problems arising from the operations of a prior licensee of our technology may divert management’s attention from our business operations; increase the cost of protecting our intellectual property rights; or otherwise impair the value of our intellectual property rights;

  The fact that we do not expect to have a marketable product for a minimum of 18 to 24 months;

  The fact that we plan to operate in a highly competitive and frequently low-margin environment;

  The fact that we expect our operating expenses to increase dramatically as we develop, test and commence the commercialization of our proposed products;

  The fact that we will need substantial additional capital and nobody has agreed to provide the necessary funds; and

  Each of the factors identified under the heading "Business Risk Factors."

You should not unduly rely on these forward-looking statements, which speak only as of the date of this report. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the statements in this report.
BACKGROUND INFORMATION

Our company was incorporated in May 1937 as Idaho Leadville Mines Co. While public records indicate that we engaged in mining activity in the distant past, we were inactive during the five years ended October 1996. In October 1996, we acquired Tamboril Cigar International in a business combination transaction that was structured as a reverse takeover. In connection with that transaction, we changed our name to Tamboril Cigar Company and moved our corporate domicile to Delaware. Our principal business was manufacturing and importing premium cigars that we sold under our proprietary brand names “Tamboril,” “Cordova” and “Fore.”

Our cigar business was not successful and on April 11, 2000 our company and two of our subsidiaries filed voluntary Chapter 11 petitions in the U.S. Bankruptcy Court for the Southern District of Florida. We subsequently prepared a plan of reorganization that was approved by our creditors and preferred stockholders, and then confirmed by the Bankruptcy Court. When we received our confirmation order from the court, we began to implement our plan; a task that was substantially complete by December 31, 2000. The costs of our bankruptcy and our subsequent operations were paid primarily with funds advanced by three related entities that were principal stockholders of our company during the bankruptcy proceeding. We had 13,356,640 common shares, 33,227 convertible preferred shares and $200,000 of convertible debentures outstanding on December 31, 2000 and January 23, 2003.

On January 23, 2003, Sally A. Fonner and John L. Petersen bought 4,400,000 common shares; 33,227 preferred shares; $200,000 of convertible debentures; and $206,123 of other related party debts from our former principal stockholders. On January 29, 2003, Ms. Fonner and Mr. Petersen converted their preferred stock and debentures into 37,227,000 common shares, which gave them beneficial ownership of and voting control over a total of 41,627,000 shares, or 82.3%, of our voting common stock. After complying with Regulation 13D, Ms. Fonner and Mr. Petersen elected themselves directors by written consent and assumed control over our operations.

We did not have any substantive business operations during the year ended December 31, 2003. Instead, we concentrated on finding a suitable acquisition candidate and negotiating a business combination transaction. In December 2003, we signed a letter of intent to acquire Axion Power Corporation (“Axion”). Before the closing of the Axion acquisition, Ms. Fonner and Mr. Petersen surrendered 20,583,640 shares of our common stock for cancellation. We did not pay Ms. Fonner or Mr. Petersen in connection with these stock cancellations. After giving effect to the cancellations, we had 30,000,000 shares of common stock and no other securities outstanding on the dates of the changes in control described below.

For more detailed information on our business history, please see our Current Report on Form 8-K dated February 7, 2003 and our Annual Report on Form 10-KSB for the years ended December 31, 1998 through 2002.

ITEM 1.
CHANGES IN CONTROL OF REGISTRANT

Change in voting control

On December 31, 2003, we acquired a substantial majority of the outstanding common stock and convertible debt of Axion Power Corporation (“Axion”), a Canadian corporation that is engaged in research and development on a nanotechnology enabled hybrid electrochemical storage battery that we refer to as the E 3 Cell. This transaction gave us voting control over Axion. On January 9, 2004, we acquired the balance of Axion’s outstanding securities, together with the patents and other intellectual property that form the basis for the E 3 Cell technology. The Axion transactions were structured as an integrated reverse takeover, which means that the former holders of Axion’s securities obtained voting control over our company on December 31, 2003, and the level of voting control increased when we acquired the balance of Axion’s securities and the E 3 Cell patents nine days later.

We had 30,000,000 shares of common stock and no other securities outstanding on December 31, 2003, immediately prior to the first closing of the Axion transactions. In connection with the Axion transactions:

  Axion’s founders and noteholders transferred their rights to 4,040,000 Axion shares and $1,500,000 in convertible notes to us for 50,853,360 shares of common stock and 9,733,360 “investor warrants;”

  We settled $484,123 in accrued compensation and other related party debt that our company owed to Ms. Fonner and Mr. Petersen by issuing 3,731,462 “capital warrants.”

  C and T Co. Incorporated (“C&T”), the original developer of the E 3 Cell technology, bought 20 million shares of our outstanding common stock from two of our principal stockholders for $200,000 and then distributed those shares to its stockholders;

  C&T transferred all of its right, title and interest in the E 3 Cell technology to our company in exchange for 25,000,000 capital warrants and then distributed those warrants to its stockholders;

  An affiliate of C&T purchased 3,733,336 shares of common stock and 3,733,336 investor warrants for $400,000;

  We issued 117,239,736 shares of common stock to an irrevocable trust for the benefit of the stockholders of Mega-C Power Corporation in recognition of their potential equitable claims to an interest in the E 3 Cell technology;

  We adopted an incentive stock plan for our employees that will, subject to formal stockholder approval, permit us to issue options and other stock incentives for up to 15,000,000 shares of common stock; and

  We granted a two-year option to purchase 3,027,397 shares of common stock to our securities counsel and interim chief financial officer as partial compensation for post-closing services.

The investor warrants are valid for one year. A total of 10,666,696 investor warrants will be exercisable at a price $.09375 per share until June 30, 2004, and then $.125 per share until they expire on December 31, 2004. The remaining 2,800,000 investor warrants will be exercisable at a price $.1875 per share until June 30, 2004, and then $.25 per share until they expire on December 31, 2004. The capital warrants and stock options are all valid for two years and exercisable at a price of $.125 per share.

Change in management control

On February 2, 2004, our board of directors increased the number of seats on the board to seven, and appointed five individuals selected by Axion to serve as additional directors. Concurrently, Sally Fonner resigned from the board. The new directors will serve until our next stockholders’ meeting, which is tentatively scheduled for May 2004. Biographical information on our officers and directors can be found elsewhere in this report.

ITEM 2.
ACQUISITION OR DISPOSITION OF ASSETS

DESCRIPTION OF THE ACQUISITION TRANSACTION

Axion is a Canadian Federal Corporation that was organized in September 2003 to develop, manufacture and sell hybrid electrical energy storage batteries based on its E 3 Cell technology. While Axion is newly organized, its E 3 Cell technology is at the advanced laboratory prototype stage and Axion plans to begin preliminary alpha testing of E 3 Cell batteries within 30 to 60 days. If its alpha testing is successful, Axion intends to promptly commence a larger beta testing program. If beta testing is successful, Axion intends to initially develop E 3 Cell products for use in fixed installations including uninterruptible power supplies for electronic equipment, backup power systems for telecommunications and cable television networks and surplus energy storage systems for photovoltaic and wind energy generators. Thereafter, Axion hopes to expand its focus and enter other markets including battery systems for hybrid automobiles and certain other high-value applications.

Tamboril’s decision to enter into a business combination with Axion was based on the following factors:

  Axion is developing novel electrical energy storage batteries that rely on applied nanotechnology to offer a unique combination of battery and super-capacitor characteristics;

  Axion’s proposed products have broad potential application and large potential markets;

  Substantial time, effort and money has gone into developing and testing the E 3 Cell technology and the advantages of Axion’s planned products have been confirmed in rigorous independent testing;

  Axion’s scientific, engineering and technical teams have solid credentials and broad relevant experience in carbon chemistry, electrochemistry and new product development;

  Axion’s executive management and board of directors have exceptional credentials and broad relevant experience in business and financial matters; and

  Axion’s executive management and board of directors have demonstrated an unwavering commitment to total stockholder value during the due diligence and negotiation process.

Axion’s decision to enter into a business combination with Tamboril was based on the following factors:

  We believe we can become a principal competitor in the global market for high-performance electrical energy storage devices;

  We believe our status as a reporting public company and our compliance with stringent transparency and corporate governance standards will enhance our credibility with stockholders, potential business partners and the industry in general;

  We believe our status as a reporting public company will prove useful in attracting additional qualified employees, including those motivated by stock options and similar stock-based incentives; and

  We believe the creation of a regular trading market for our stock, initially in the over-the-counter market and then on an appropriate exchange, will enhance our ability to raise capital, broaden the base of our potential investors and make our stock more attractive to potential acquisition candidates.

There can be no assurances that the combined companies will achieve these objectives.

Accounting implications of the acquisition

Under the reorganization agreement, Tamboril was the purchaser of Axion and Axion’s stockholders were the sellers. The consideration Tamboril paid to the Axion stockholders included 168,093,096 newly issued shares of common stock, 9,733,360 investor warrants and 25,000,000 capital warrants. In addition, C&T bought 20 million shares of our outstanding common stock from our principal stockholders and an affiliate of C&T bought 3,733,336 shares of common stock and 3,733,336 investor warrants for $400,000. Since the securities acquired by the former stockholders of Axion represent 95.1% of the total voting power held by all of our stockholders, the transaction will be classified as a reverse takeover and Axion will be treated as the purchaser for accounting purposes.

The Axion transaction was accounted for as a reverse takeover. Accordingly, our consolidated financial statements for the year ended December 31, 2003, copies of which are included in this report, reflect Axion’s results of operations for the year ended December 31, 2003. Our future financial statements will reflect the consolidated operations of Axion and Tamboril.

History of Axion and the E 3 cell technology

Our E 3 Cell is “an asymmetrically super-capacitive lead-acid-carbon hybrid battery.” Reduced to basics, our E 3 Cell replaces the lead-based negative electrode in a conventional lead-acid battery with a highly permeable nanostructure enhanced carbon electrode that eliminates the physical deterioration associated with lead-based negative electrodes and gives E 3 Cell batteries super-capacitive characteristics that do not exist in conventional batteries.

Our E 3 Cell technology relies on a variety of physical and chemical processes to convert activated carbon into highly permeable nanoporous electrodes that we use to replace lead-based negative electrodes. At the date of this report, our E 3 Cell technology is proven but unexploited science. Our principal short-term goal is to take the E 3 Cell technology from the laboratory prototype stage through initial product rollout. We are focusing our efforts on engineering and manufacturing process development for our proposed alpha and beta prototypes. Within 30 to 60 days from the date of this report, we plan to begin testing our alpha prototypes in cooperation with a major manufacturer of UPS equipment. If our alpha testing is successful, we intend to promptly commence a larger beta testing program with our alpha testing partner and several other leaders in the electrical power industry. If our beta testing is successful, we plan to develop E 3 Cell products for use in fixed installations such as UPS equipment, telecommunications and CATV equipment and surplus energy storage for photovoltaic and wind energy generators. If our initial commercialization is successful we plan to expand our focus and enter the larger market segments including high-performance battery systems for hybrid automobiles and other high-value applications.

C&T and its staff conducted the initial research and development work on the E 3 Cell technology at facilities in Russia and Canada. C&T produced the first generation of E 3 Cell battery prototypes in 1997 and in subsequent years its research and development teams made significant improvements in the E 3 Cell technology’s performance and efficiency. They also refined the engineering and design parameters and developed manufacturing processes for our nanoporous carbon electrodes.

Over the last three years, a Canadian company named Mega-C Power Corporation (“Mega-C”) spent approximately $2.8 million on research, development and testing of the E 3 Cell technology. In the spring of 2003, Mega-C encountered a variety of problems including an investigation by the Ontario Securities Commission (the “OSC”) and a series of lawsuits that alleged breach of contract, mismanagement and securities law violations.

Axion was organized by a small group of previously unrelated investors who had substantial investments in Mega-C. Their goal was to create a fully reporting public company that would:

  Be subject to the corporate governance, disclosure and reporting requirements of the Exchange Act;

  Separate the development and commercialization of the E 3 Cell technology from the ongoing litigation between the various stockholder and management factions at Mega-C;

  Provide all interested parties with a reasonable share of the profits, if any, that arise from the future commercialization of the E 3 Cell technology; and

  Provide a mechanism for the reallocation of ownership interests within Mega-C when the pending lawsuits are resolved.

Prior to the organization of Axion, its founders provided $390,000 of interim funding to Mega-C for the purpose of financing the ongoing development of the E 3 Cell technology. In connection with the organization of Axion, its founders contributed an additional $1.25 million in development funding. Based on Axion’s agreement to provide additional development funding when required:

  C&T granted Axion an exclusive worldwide license to develop, manufacture and sell E 3 Cell products for use in stationary installations;

  C&T granted Axion the right to acquire C&T’s residual interest in the patents and other intellectual property rights embodied in the E 3 Cell technology; and

  Mega-C agreed that it would not object to the license if Axion created a mechanism to preserve the equitable interests of the Mega-C shareholders in the E 3 Cell technology.

In connection with the initial closing of the Axion transaction, we created an irrevocable trust for the benefit of the Mega-C shareholders. Nine days later, C&T agreed to transfer all of its right, title and interest in the E 3 Cell technology to our company in exchange for 25 million capital warrants. At the date of this report, our company is the sole beneficial owner of the E 3 Cell technology. We have no duty to pay any royalties or license fees with respect to the future commercialization of the E 3 Cell technology and we are not subject to any field of use restrictions. Nevertheless, we agreed to pay C&T a total of $1,794,000 for certain tangible assets, staff contracts and goodwill associated with the E 3 Cell technology. Our earlier payments to C&T reduced the balance due on this obligation to $1,159,000 at December 31, 2003. We will pay C&T $84,000 per month until the unpaid balance is reduced to $1 million. The final payment will be due 15 days after we complete preliminary beta testing. Until the full amount has been paid, C&T will retain the equivalent of a purchase money security interest in the E 3 Cell patents and other intellectual property. No amounts paid to C&T are recoverable and if we are unable to meet our obligations all amounts paid will be subject to forfeit.

BUSINESS RISK FACTORS

Investors considering acquiring shares of our common stock after the acquisition of Axion should consider carefully the following business risk factors. Any of the following risks, as well as other risks and uncertainties that are not yet identified or that we currently believe are immaterial, could harm our business, financial condition and operating results, and could result in the complete loss of any investment.

We are an early stage company and therefore our business and prospects are difficult to evaluate.

Tamboril did not engage in any substantive business during the three years ended December 31, 2003. Axion is a newly organized company that commenced operations in the fourth quarter of 2003. We have no meaningful operating history that you can rely on in connection with your evaluation of our business and prospects. Our prospects must be considered in light of the many risks, uncertainties, expenses, delays, and difficulties frequently encountered by companies in their early stages of development. Some of the risks and difficulties we expect to encounter include our ability to:

  Adapt and successfully execute our evolving and unpredictable business model;

  Maintain effective control over the cost of our research and development and beta testing activities;

  Develop cost effective manufacturing methods for our beta E 3 Cells and proposed products;

  Produce beta E 3 Cells in sufficient quantities to support our planned testing activities;

  Manage and adapt to rapidly changing and expanding operations;

  Implement and improve operational, financial and management systems and processes;

  Respond effectively to competitive developments;

  Raise the necessary capital to finance the growth of our business;

  Attract, retain and motivate qualified personnel; and

  Manage each of the other risks set forth below.

Because of our lack of operating history and the early stage of our development, we have limited insight into trends and conditions that may exist or might emerge and affect our business. We cannot be certain that our business strategy will be successful or that we will successfully address these risks.

The auditors report on our financial statements includes a going concern qualification.

We had accumulated losses of ($506,300) and a working capital deficit of ($791,631) at December 31, 2003. We will not be able to commence second stage beta testing of our proposed products without obtaining additional funds through the sale of securities or from other sources. We are currently seeking additional capital in order to meet our anticipated obligations. While recent sales of securities in private placement transactions alleviate the going concern issues, they do not eliminate them. Accordingly, the independent auditors’ report on our financial statements for the year ended December 31, 2003 contains a fourth explanatory paragraph that our financial statements have been prepared assuming that our company will continue as a going concern and that our potential to incur operating losses raises substantial doubt about that assumption.

We do not have a marketable product or any operating revenue.

Our proposed E 3 Cell batteries only exist at the laboratory prototype stage. We have never sold any products or generated any operating revenues. We will not be in a position to sell products based on our E 3 Cell technology until we complete the development and testing activities described in this report. There can be no assurance that our development and testing activities will be successful or that our proposed products will achieve market acceptance or be sold in sufficient quantities and at prices necessary to make them commercially successful.

We will need additional financing, almost immediately, to grow our business.

We have approximately $372,500 in cash on the date of this report. Our ability to continue our research, development and testing will be dependent upon increasing our capital resources. We believe our existing cash resources will be adequate for our cash requirements for a period of two to three months. We will not be able to commence our second stage beta testing program without obtaining additional funds from the sale of additional securities or from other sources. We intend to seek additional capital almost immediately. We cannot assure you that additional capital will be available to us on favorable terms, or at all. If adequate financial resources are not available when required, we may be forced to curtail our proposed operations. If we raise additional capital by selling preferred stock, the purchasers may have rights, preferences or privileges that are senior to the rights of our common stockholders. If we are unable to obtain additional capital when needed, our ability to continue our research and development and product testing activities will be materially and adversely affected.

We are involved in litigation.

We have recently been named as a defendant in a lawsuit that alleges a conspiracy between Axion, Mega-C, C&T and their respective officers, directors and affiliates to deprive Mega-C’s promoters of their rights to commercialize the E 3 Cell technology. We believe the lawsuit is without merit and intend to vigorously defend. Nevertheless, protracted litigation, or higher than anticipated legal costs, could significantly reduce our available working capital and have a material adverse impact on our business and prospects. There can be no assurance that we will be successful in our defense, which could have a material adverse impact on our business and prospects if substantial money damages are ultimately awarded to the plaintiffs .

We need to develop new manufacturing methods.

We have never produced commercial quantities of nanoporous carbon electrodes for use in E 3 Cell batteries. Since the production of nanoporous carbon electrodes requires highly sophisticated physical and chemical processing methods to preserve and enhance existing nanostructures, there is no assurance we will ever be able to produce our nanoporous carbon electrodes in commercial quantities. We are currently devoting significant financial and other resources to engineering and manufacturing process development. There is no assurance that we will be able to develop cost-effective manufacturing methods for our nanoporous carbon electrodes or our proposed E 3 Cell batteries, or that we will be able to offer our proposed E 3 Cell batteries at competitive prices.

We do not have any manufacturing facilities

Our research and development facility in Vaughan, Ontario will only be able to accommodate limited production of E 3 Cells for alpha evaluation and preliminary beta testing. Our Vaughan facility will not be able to produce E 3 Cells in sufficient quantities to meet the requirements of our second-stage beta testing. There can be no assurance that we will have the necessary financial resources to build or acquire suitable manufacturing facilities when needed. Moreover, there can also be no assurances that we will be able to attract and retain qualified staff for any manufacturing facilities we acquire or that we will be able to effectively manage our manufacturing operations.

We do not have any vendor contracts.

We do not have any long-term contracts with our suppliers. Instead we purchase off-the-shelf components from third parties and manufacture other components in house. Our suppliers are not obligated to sell components to us and they may be unable to satisfy our future requirements on a timely basis. Moreover, the price of purchased components could fluctuate significantly due to circumstances beyond our control.

We will be a small player in an intensely competitive market and may be unable to compete.

The electrochemical battery industry is large, intensely competitive and resistant to technological change. If our product development efforts are successful, we will compete with numerous well-established companies that are much larger and have far greater financial, capital and other resources than we do. We may be unable to convince end users that our E 3 Cell technology is superior to lead-acid battery technology. Moreover, if our larger competitors introduce similar products, they will be better able to withstand price competition and finance their promotional programs. There is no assurance that we will be able to compete effectively.

We have limited marketing experience.

Market acceptance of our proposed products will depend in part on our ability to convince sophisticated end users of the advantages offered by our proposed E 3 Cell batteries. Our management team has limited experience in marketing and we will need to either employ qualified marketing personnel or enter into appropriate marketing agreements with others. There can be no assurance that we will be able to effectively market our proposed products.

The growth we seek is rare and inherently problematic

Substantial future growth will be required in order for us to realize our business objectives. Growth of this magnitude is rare. To the extent we are able to develop competitive products and grow our business, we expect that such growth will place a significant strain on our managerial, operational and financial resources. We must manage our growth, if any, through appropriate systems and controls in each of these areas. We must also establish, train and manage a much larger work force. If we do not manage the growth of our business effectively, our revenues and profits could be materially and adversely affected.

We will try to use our stock to finance acquisitions.

As a key component of our growth strategy, we intend to acquire manufacturing facilities and other assets that we feel will enhance our revenue growth, operations and profitability. Whenever possible, we will try to use our stock as an acquisition currency in order to conserve our available cash resources for operational needs. Future acquisitions may give rise to substantial charges for the amortization of goodwill and other intangible assets that would materially and adversely affect our reported operating results. Any future acquisitions will involve numerous business and financial risks, including:

  Difficulties in integrating new operations, technologies, products and staff;

  Diversion of management attention from other business concerns;

  Cost and availability of acquisition financing; and

  Potential loss of key employees.

We will need to be able to successfully integrate any businesses we may acquire in the future, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

Because of factors unique to us, the market price of our common stock is likely to be volatile.

Daily trading in our common stock has only recently commenced. Because of the manner in which we became a public company, the relatively small number of shares available for resale, the early stage of our business and numerous other factors, the trading price of our common stock is likely to experience significant fluctuations in the future. In addition, actual or anticipated variations in our quarterly operating results; the introduction of new products by our competitors; changes in conditions or trends in the battery industry; changes in governmental regulation; or changes in securities analysts' estimates of our future performance or that of our competitors or our industry in general, could all affect future stock performance. Investors should not purchase our units if they are unable to absorb a complete loss of their investment.

We will need to implement a substantial reverse split.

We had 201,826,432 shares of common stock and 45,225,555 presently exercisable stock purchase rights outstanding at December 31, 2003. Since we want to qualify for a listing on the Nasdaq Stock Market or the American Stock Exchange at the earliest possible date, we believe an immediate capital restructuring will be essential. While we will not be able to make final restructuring decisions until the market price of our shares in the over-the-counter market has stabilized, we believe a reverse-split on the order of 1 new share for every 10 to 15 outstanding shares will probably be required. A definitive reverse split proposal will be included in the proxy statement for our next stockholders meeting, which is tentatively scheduled for May 2004.

Our interim chief financial officer is not a full-time employee.

John L. Petersen has been an officer and director of our company since February 2003. While he has agreed to continue as a director of our company and as our interim chief financial officer pending the recruitment of a suitable successor, Mr. Petersen is not a full-time employee of our company and is not required to devote any specific amount of time to our business. Although we intend to recruit and hire a full-time chief financial officer, we do not currently have a senior financial executive who devotes his or her full time and attention to our business.

There is no assurance that we will qualify for a Nasdaq or Amex listing.

We intend to apply to have our common stock listed Nasdaq or Amex as soon as we meet the initial listing criteria and determine that we will continue to do so throughout the application process. As a prerequisite to such a listing we will be required to satisfy a number of requirements, including a minimum bid price of $3 to $5 per share. There can be no assurance that our common stock will ever trade at a price that meets these requirements. Even if our common stock satisfies the minimum bid price criteria, there can be no assurance respecting the length of time it may take to successfully prosecute a Nasdaq or Amex listing application, or that such an application will ever be approved. Until our common stock is approved for a Nasdaq or Amex listing, the only available trading markets will be the OTC Pink Sheets and Bulletin Board.

Our stock is subject to the "penny stock" rules which may make it a less attractive investment.

Our common stock trades on the Pink Sheets. Although we intend to file an application to list our stock on the Nasdaq or Amex in the future, we will not meet the initial listing standards for either of these markets until we obtain additional capital and revise our capital structure. Therefore, we cannot give you any assurance that a liquid trading market will exist when you decide to sell your shares. In addition, our stock is subject to the so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell low-priced securities to persons other than established customers and accredited investors. An accredited investor is generally defined as an investor with a net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for the purchase and receive the purchaser's written consent to the transaction prior to sale. Therefore, both the ability of a broker-dealer to sell our common stock and the ability of holders of our common stock to sell their securities in the secondary market may be adversely affected. The Securities and Exchange Commission has adopted regulations that define a "penny stock" to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule relating to the penny stock market. The broker-dealer must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is to sell the securities as a market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As a result of the additional suitability requirements and disclosure requirements imposed by the "penny stock" rules, an investor may find it more difficult to dispose of our common stock.

LIQUIDITY AND CAPITAL RESOURCES

Our revenue and income potential is unproven and our limited operating history makes it difficult to evaluate our prospects. You must consider our prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks for us include, but are not limited to, an evolving and unpredictable business model and management of growth. To address these risks, we must, among other things, implement and successfully execute our product testing strategy, develop and enhance our relationships with manufacturers of UPS equipment and industrial power backup systems, attract, retain and motivate qualified personnel and establish facilities for the commercial production of our proposed products. We cannot assure you that we will be successful in addressing such risks, and our failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

Axion’s former stockholders and noteholders contributed $1,900,000 in operating capital during the year ended December 31, 2003. After giving effect to $506,300 in fourth quarter operating losses attributable to the operations of Axion, we had net stockholders equity of $1,390,517 and a working capital deficit of ($791,632) at December 31, 2003. We have approximately $372,500 in cash on the date of this report.

Our operating expenses are expected to average approximately $200,000 per month until we complete our preliminary beta testing. Thereafter, we expect our operating expenses to increase substantially as we commence our commercial beta testing, begin to develop dedicated production facilities, expand our marketing capabilities and fulfill our obligations as a reporting company under the Exchange Act. Our limited operating history makes it difficult for us to predict future operating results and, accordingly, there can be no assurance that we will achieve or sustain revenue growth or profitability.

We believe our available financial resources will be adequate to provide for our cash requirement for a period of two to three months from the date of this report. However, we will need additional capital to pay our operating expenses and finance our planned expansion. Therefore, we intend to seek additional capital almost immediately to finance our ongoing our product development and testing activities. We believe we will need at least $10 million in additional capital when we commence commercial beta testing of our proposed products, however, long-term capital requirements are difficult to plan for companies that are developing new products. We currently expect that we will need capital to pay our ongoing operating costs, fund additions to our infrastructure, pay for the expansion of our sales and marketing activities and finance the acquisition of complementary assets, technologies and businesses. We intend to pursue additional financing as opportunities arise.

Our ability to obtain additional financing in the future will be subject to a variety of uncertainties. The inability to raise additional funds on terms favorable to us, or at all, would have a material adverse effect on our business, financial condition and results of operations. If we are unable to obtain additional capital when required, we will be forced to scale back our planned expenditures, which would adversely affect our growth prospects.

Our authorized capital includes 400,000,000 shares of common stock and 100,000,000 shares of preferred stock. Our board of directors has the authority to issue all or any part of our authorized and unissued capital stock to raise additional capital or finance acquisitions. The board also has the authority to fix the rights, privileges and preferences of the holders of preferred stock, which may be superior to the rights of holders of our common stock. It is likely that we will seek additional equity capital and attempt to acquire other companies or operating assets in the future as we develop our business and implement our growth strategy. Any future issuance of common or preferred stock will dilute the percentage ownership interest of our current shareholders and may dilute the book value per share of our outstanding common stock.

As a result of our limited operating history, our operating plan and our growth strategy are unproven. We cannot be certain that our operating plan and our growth strategy will be successful or that we will be able to compete effectively, achieve market acceptance for our products or otherwise address the risks associated with our existing and proposed business activities.

PLANNED BUSINESS OPERATIONS

Industry overview

The battery industry manufactures devices that store electrical energy in chemical form for use on demand by an electrical apparatus. The products produced by manufacturers range from simple batteries that provide electricity at the flip of a switch to smart batteries that use sophisticated feedback mechanisms to control charging, discharging and other operating parameters. The battery industry is experiencing an extended period of rapid growth that is fueled in part by the following factors:

  Environmental concerns over transportation systems that rely on fossil fuels;

  Economic concerns over the availability and cost of fossil fuels;

  The emergence of new technologies for communications, transportation and power generation; and

  Rapid development and industrialization in less developed countries.

Notwithstanding the rapid and sustained growth, the electrochemical battery industry faces a number of important technical challenges, including:

  Developing products that have improved power output to weight ratios, or power densities;

  Developing products that have improved charge and discharge rates;

  Developing products that have longer life-cycles and can withstand repeated charging and discharging without a loss of performance;

  Developing products that make a greater proportion of the stored energy available for use; and

  Developing products that can be recycled using existing technologies and infrastructures.

In response to these challenges, the electrochemical battery industry is developing and introducing new products based on technologies that are increasingly complex, sophisticated and expensive. We believe growth and technical change in the electrochemical battery industry will continue to accelerate for foreseeable future.

Overview of lead-acid battery technology

The most common form of electrochemical battery is the lead-acid battery. Lead-acid batteries are essential components in a wide variety of consumer and industrial products including:

  Automotive electrical systems;

  Golf carts, wheelchairs, forklifts and other motive applications;

  UPS equipment for computers and sensitive electronics; and

  Power backup and conditioning systems for telecommunication and CATV equipment.

Despite their prominence in the market, lead-acid batteries have a number of inherently undesirable and heretofore unavoidable weaknesses, including:

  Limitations on the proportion of the stored energy that can be used in deep discharge cycles without damaging the battery;

  Limitations on acceptable charge and discharge rates; and

  Life spans that are limited by internal chemical processes that deteriorate over time and significantly impact performance after a predictable number of discharge cycles.

A conventional lead-acid battery contains two lead-based electrodes, one negative and one positive. The negative electrode is the primary life-limiting component. Over the life of a lead-acid battery, internal electrochemical processes result in progressive and irreversible deterioration of the negative electrode. When the acid electrolyte can no longer freely penetrate the pores of the electrode, the battery loses its capacity to accept and hold a charge. At that point, the only alternative is to replace the old battery with a new one.

Lead-acid batteries deteriorate at different rates due to a variety of factors including the number of times the battery is charged and discharged; the rate of charge; the rate and depth of discharge; and other environmental conditions that effect internal electrochemistry.

Despite the inherent weaknesses of lead-acid battery technology, the worldwide market for lead-acid batteries accounts for approximately $30 billion in annual sales. We believe that worldwide demand for lead-acid batteries will continue to expand rapidly for the foreseeable future. However, as noted in a recent report by Frost & Sullivan [2002] World Lead-acid Battery Markets:

“The lack of technological developments and innovations in the total lead-acid battery market is one factor preventing significant growth rates ... Throughout 2001, a challenge that greatly impacted the lead-acid battery market was a lack of product originality and differentiation among product chemistries.”

Our proposed E 3 Cell batteries

Reduced to basics, our E 3 Cell replaces the lead-based negative electrode in a conventional lead-acid battery with a nanoporous carbon electrode that eliminates the physical deterioration associated with lead-based negative electrodes and gives E 3 Cell batteries super-capacitive characteristics that make it possible to rapidly deliver large amounts of stored energy. We believe our E 3 Cell is a major advance in the field of electrical energy storage. In rigorous testing, laboratory prototypes of our E 3 Cell have demonstrated a number of important competitive features and performance advantages that compare favorably with lead-acid batteries. The features and advantages include:

  E 3 Cells have cycle-lives that are 4 to 5 times longer than lead-acid batteries, which means they can be charged and deeply discharged a greater number of times without a general failure or a significant performance loss;

  E 3 Cells have high coulombic efficiencies, which means that more of the accumulated charge is available for use during deep discharge cycles;

  E 3 Cells can withstand significantly faster sustained charge rates; and

  E 3 Cell technology is expected to be largely compatible with existing lead-acid battery manufacturing methods and production facilities.

If our planned beta testing and product development work is successful, we believe we can become a leading competitor in the global market for high-performance batteries.

Applied nanotechnology solutions

The National Nanotechnology Initiative (“NNI”) is a federal research and development program established by the White House to coordinate multiagency efforts in nanoscale science, engineering, and technology. Sixteen Federal agencies participate directly in the NNI and a variety of other organizations contribute to the NNI through studies, cooperative research and development, and other collaborations. The NNI broadly defines a new technology as "nanotechnology" if it includes each of the following elements:

  Research and technology development at the atomic, molecular or macromolecular levels, in the length scale of approximately 1 to 100 nanometers;

  Creating and using structures, devices and systems that have novel properties and functions because of their small and/or intermediate size; and

  Ability to control or manipulate on the atomic scale.

The carbon electrodes that we use to replace lead-based negative electrodes represent a convergence between traditional materials science and electrochemistry and newly emerging disciplines that focus on the unique physical and chemical reactions that only occur in ultra-small spaces, or nanotechnology. We do not build nanostructures from the bottom up by manipulating individual atoms or molecules. Rather, we start with activated carbon and:

  Use proprietary physical and chemical processing techniques to optimize naturally occurring porosity in the 1 to 100 nanometer in size range;

  Use other proprietary techniques to create massive structural permeability; and

  Integrate processed carbon into a self-regulating system that controls electrochemical and electrostatic processes and results in a unique combination of battery and super-capacitor characteristics.

In a small but important way, we believe our methods for making highly permeable nanostructure enhanced carbon electrodes are properly classified as applied nanotechnology.

Our E 3 Cell battery design

The complete technical description of an electrical storage device based on our E 3 Cell technology is a “multi celled asymmetrically super-capacitive lead-acid-carbon hybrid battery.” Where a lead-acid battery uses two lead-based electrodes in each cell, our E 3 Cell battery uses a lead-based electrode for the positive pole and a polarizable nanoporous carbon electrode for the negative pole. We have developed manufacturing techniques that should, when fully developed, allow us to manufacture our nanoporous carbon electrodes at a cost that will compare favorably with the cost of traditional lead-based electrodes. There is no assurance, however, that we will be able to effectively move our manufacturing techniques from the laboratory bench to the factory floor.

The key feature that differentiates our E 3 Cell battery from a traditional lead acid battery is our use of a highly permeable and nanoporous carbon electrode to replace the lead-based negative electrode. This eliminates the physical deterioration associated with lead-based negative electrodes and gives our E 3 Cell batteries super-capacitive characteristics that make it possible to rapidly deliver large amounts of stored energy. As a result, our E 3 Cell batteries are expected to perform better in high performance applications where rapid charge and discharge rates, and the ability to withstand a large number of charge and deep discharge cycles are critical requirements.

In many respects, the configuration of our E 3 Cell battery will be similar to conventional lead-acid batteries. Our E 3 Cells, each of which has a maximum charging voltage of approximately 2.4 volts, will be arranged in a multi-cell configuration and use similar electrodes, separators, terminals, electrolytes and assembly techniques. Because of the parallels, our finished product is expected to look similar to a conventional battery. We believe the production of E 3 Cell batteries should be largely compatible with existing lead-acid battery production techniques and assembly processes. If our E 3 Cell technology is well received, we believe existing lead-acid battery manufacturers will be able to adapt existing production lines to our E 3 Cell technology for a fraction of the cost of a new facility.

Our product development and testing plan

We have prepared a detailed product development and testing plan that will, if successfully implemented over the next two years, advance our E 3 Cell technology from the laboratory prototype stage to initial product rollout. Our basic research is complete and our laboratory prototypes have demonstrated competitive features and performance advantages that we believe manufacturers of UPS equipment and industrial power backup systems will find highly desirable. If we can establish the value and utility of our E 3 Cell technology in a limited number of high-end industrial markets, we plan to increase our production capacity through acquisitions, joint ventures and licensing arrangements, and eventually enter the larger market segments including high-performance battery systems for hybrid automobiles and other high-value applications.

The cornerstone of our product development and testing plan is our research and development facility in Vaughan, Ontario. We are currently developing a small-lot E 3 Cell production line that will help us integrate the work of our research team with the practical issues faced by our materials science and manufacturing teams. We believe our Vaughan facility will shorten our product development cycles and improve the coordination between our laboratory scientists and our development engineers. The principal function of our Vaughan facility will be to insure that constructs, formulations and manufacturing methods that succeed in the laboratory are immediately tested under simulated manufacturing conditions. We do not believe our Vaughan facility will generate an operating profit, but we do believe that the ability to combine scientific research and prototype manufacturing in a single facility will increase the probability that our future manufacturing facilities will be able to produce quality products at predictable and competitive prices.

Alpha evaluation . We have designed an “alpha evaluation cell” that can be efficiently produced in our Vaughan facility . Over the 30 to 60 days, we plan to fabricate approximately 500 evaluation cells to support our planned alpha evaluation program. Initially, we will focus on producing individual E 3 Cells, but as alpha evaluation program progresses we plan to fabricate increasingly complex multi-cell batteries. We will use these alpha cells internally to determine whether our proposed battery design will consistently meet our performance standards.

We plan to cooperate with a single major manufacturer of UPS equipment during the alpha evaluation stage. Our proposed industry partner is a worldwide leader in the UPS equipment market that generates approximately $1 billion in annual sales. While certain details of the proposed relationship remain unresolved at the date of this report, we believe a testing partnership with a major UPS equipment manufacturer will give us the advantage of their significant technical expertise and field support while giving them an opportunity to participate in the early development of a promising technology. If our alpha evaluation program is successful, we believe several other leaders in the electrical power industry will participate as evaluation partners during the beta testing stage.

During the alpha evaluation stage, we will work closely with our testing partner to develop detailed technical specifications for the more advanced “beta evaluation batteries” that will be used in our planned field tests. We will also finalize the design of our beta evaluation batteries and begin fabricating the necessary components. There is no assurance that our alpha evaluation will be successful or that our company will ever be able to proceed to the beta evaluation stage.

Beta testing . If our alpha evaluation yields favorable results , we intend to implement a two-stage beta testing program that we believe will require up to 18 months. We believe our preliminary beta testing will require between three and six months to complete and include the following tasks:

  Manufacture preliminary beta evaluation batteries;

  Conduct extensive internal performance testing and establish quality control standards;

  Deliver prototype beta evaluation batteries to our testing partners for preliminary assessment, evaluation and testing in application specific environments; and

  Design a standardized E 3 Cell battery for use in our second stage beta testing.

There is no assurance that our preliminary beta testing will be successful or that we will ever be in a position to proceed to our second-stage beta testing. If our preliminary beta testing yields favorable results, we believe our second-stage beta testing will require an additional 12 months and include the following additional tasks:

  Develop manufacturing and assembly processes and distribution systems for our standardized E 3 Cell battery;

  Plan, design, build and test a dedicated facility for pilot production and experimental manufacturing of our standardized E 3 Cell batteries in small commercial lots;

  Expand the beta evaluation process to additional testing partners in a variety of market segments for the purpose of developing a customer base for a commercial product rollout; and

  Develop a strategy for the production and commercial rollout of our proposed E 3 Cell batteries.

Anticipated testing costs . We believe our alpha evaluation and preliminary beta testing can be conducted using our existing facilities and resources. The budgeted cost of our alpha evaluation is approximately $1.5 million and the anticipated cost of our preliminary beta testing is approximately $2.5 million. Our second stage beta testing activities will be considerably more expensive and require an investment of approximately $10 million. We do not presently have sufficient financial resources to pay the anticipated costs of our planned alpha evaluation and beta testing programs. We believe, however, that financing opportunities will become available as our alpha evaluation and beta testing progress, particularly if the intermediate results we obtain are favorable.

Commercial rollout . We do not have a well-defined strategy for the commercial rollout and production of our proposed E 3 Cell batteries. We may decide to build our own production facilities and develop our own distribution capacities, or we may decide to enter into partnerships, joint ventures and other arrangements with existing battery manufacturers who have excess production and distribution capabilities. There is no assurance that we will be able to establish the necessary manufacturing facilities when needed, or effectively manage the manufacturing, marketing and distribution of a new class of battery product.

Our growth strategy

Our strategy is to establish a foundation for products based on our E 3 Cell technology in a limited number of high-value market segments where performance is a primary consideration and cost is secondary. We have chosen three market segments where we believe the E 3 Cell has key features that will be readily recognized and rapidly accepted. These market segments are:

  UPS equipment for computers and sensitive electronics;

  Power backup and conditioning systems for telecommunication and CATV equipment;

  Temporary storage systems for photovoltaic and wind energy generators that could derive substantial additional revenue from cost effective battery storage.

By focusing on these high-value industrial markets we believe we will be able to efficiently deploy a small and sophisticated marketing team that can concentrate on the needs of the relatively small number of manufacturers who compete in these large specialty markets. We believe this strategy is likely to:

  Provide sufficient revenue to make our company self-sustaining at an early stage;

  Provide a credible track record for larger and more conservative market segments that are not likely to rapidly adopt an emerging technology;

  Provide a level of insulation from the superior marketing, financial and production resources of our better-established competitors; and

  Provide multiple opportunities for high-level networking among sophisticated users.

If we are able to establish a credible market presence in our initial target markets, we then hope to use this foundation as a stepping-stone into successively larger market segments.

We do not view the E 3 Cell as a replacement for standard automobile batteries because all of the accessories in automotive electrical systems are tuned to a relatively narrow voltage range. However it appears that E 3 Cell batteries may offer a number of competitive features that would be attractive in battery systems for hybrid automobiles that:

  Require fast charge acceptance capabilities;

  Can withstand a large number of charge and discharge cycles without internal damage; and

  Can provide fast response to peak power demands during rapid acceleration.

There are no uniform industry standards for battery systems in hybrid automobiles and it is impossible to predict whether our E 3 Cell batteries will be able to compete effectively with existing technologies or new technologies that are being developed by others. There is also no assurance that the market for hybrid automobiles will enjoy the growth rates that are presently anticipated by automobile manufacturers.

A second potential market that may develop in the future is power grid buffering systems; which are little more than extremely large and highly complex UPS systems. Since currently available power storage technologies are prohibitively expensive, the public power grid is largely unprotected and susceptible to frequent overstress and periodic failures. Based on preliminary investigations, we believe the products we intend to develop for the UPS market may also have potential in grid buffering. There can be no assurance, however, that we will ever develop a battery system that is suitable for use in grid buffering or that the electric power industry will be willing to incur the substantial costs associated with the installation and maintenance of a grid buffering system.

Patents and intellectual property

In connection with the Axion transaction, C&T contributed all of the patents, patent applications, trade secrets, know-how and other intellectual property associated with the E 3 Cell technology to our company. We have no duty to pay any royalties or license fees with respect to the future commercialization of the E 3 Cell technology and we are not subject to any field of use restrictions. We believe the C&T patents and patent applications, along with our trade secrets, know how and other intellectual property will be critical to our success.

We include appropriate non-competition and confidentiality provisions in all agreements with our employees, customers, vendors and others in order to strengthen our intellectual property claims. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection afforded to intellectual property rights are constantly evolving. The laws of many countries do not protect intellectual property to the same extent as the laws of the U.S. and Canada.

We believe the E 3 Cell technology does not infringe outstanding patent rights held by others. Nevertheless, there may be patents issued or pending that are held by others and cover significant parts of the E 3 Cell technology. For example, we are aware that several patents have been issued that relate to the use of carbon electrodes and it may be argued that one or more of those patents are sufficiently broad to preclude our intended use. Disputes over rights to these technologies are likely to arise in the future. We cannot be certain that our products do not or will not infringe valid patents other intellectual property rights held by third parties. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business.

We may license technology from third parties. Our proposed products are still in the development stage and we may need to license additional technologies to optimize the performance of our products. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate any licensed technology into our proposed products. Our inability to obtain any necessary licenses could delay our product development and testing until alternative technologies can be identified, licensed and integrated.

In general, the level of protection afforded by a patent is directly proportional to the ability of the patent owner to protect and enforce his rights through legal action. Since our financial resources are limited, and patent litigation can be both expensive and time consuming, there can be no assurance that we will be able to successfully prosecute an infringement claim in the event that a competitor develops a technology or introduces a product that infringes on one or more of our patents or patent applications. There can be no assurance that our competitors will not independently develop other technologies that render our proposed products obsolete. In general, we believe the best protection of our proprietary technology will come from market position, technical innovation, speed-to-market and product performance. There is no assurance that we will realize any benefit from our intellectual property rights.

Staff and facilities

Our company has fifteen full-time employees including a seven-member engineering team and a three-member management and business development team. C&T provides an additional fifteen full time employees for our company under the terms of a project management agreement. The employees provided by C&T include a ten-member scientific team that includes six employees with PhDs or other advanced degrees, a nine-member support team who are primarily involved in scientific support and manufacturing activities and a three-member project and facilities management team.

Over the next twelve months, we plan to hire five to ten additional employees for our production engineering and manufacturing teams. We are not subject to any collective bargaining agreements and believe our relations with our employees are good.

All of our employees work at our research and development center located at 100 Caster Avenue in Vaughan, a suburb of Toronto. We rent this facility under a commercial lease that provides for a minimum term of 36 months and a monthly rental of $5,000. Our research and development center includes approximately 14,000 square feet of floor space, including 5,000 square feet of management, administrative and engineering offices, 5,000 square feet of manufacturing facilities and 4,000 square feet of research laboratories.

We presently conduct all of our manufacturing functions at our research and development center in Vaughan, and we have the capacity necessary for the small scale manufacturing of the evaluation batteries that will be used in our alpha evaluation and preliminary beta testing. We believe our existing manufacturing facilities will be suitable for our anticipated needs until we complete our preliminary beta testing program. When we are ready to commence second-stage beta testing, we will need to acquire or build a dedicated manufacturing facility for standardized E 3 Cell batteries. We believe that suitable facilities are and will continue to be available within a reasonable distance from our Vaughan research and development center. There is no assurance that we will have adequate financial resources to pay the costs of acquiring such a facility.

Legal proceedings

Between June 9, and November 25, 2003, three civil lawsuits and one commercial arbitration proceeding based on the prior operations of Mega-C were commenced in Toronto. The principal factions involved in these proceedings are Lewis (Chip) Taylor, Chip Taylor, in Trust, Jared Taylor, Elgin Investments Inc. and Mega-C Technologies Inc. who we refer to as the “Taylor Group;” C&T and its officers, directors and principal stockholders who we refer to as the “C&T Group;” and Mega-C and its affiliates officers, directors and principal stockholders who we refer to as the “Mega-C Group.” These civil proceedings are based on a variety of contract and tort claims.

In their pleadings, the Taylor Group is claiming that they acquired a limited license to commercialize the E 3 Cell technology in stationary applications from the C&T Group, added a promoters’ mark-up and then granted a sub-license to the Mega-C Group, which misrepresented its fundraising ability and then failed to meet its financial commitments. Therefore the Taylor Group is seeking monetary damages from the Mega-C Group, cancellation of the sub-license and confirmation that it holds a valid license to use the E 3 Cell technology in stationary applications.

In their pleadings, the C&T Group is claiming that they were the original developers of the E 3 Cell technology; they conveyed limited license rights to the Taylor Group in return for a substantial research and development funding commitment, the Taylor Group attempted to shift the financial burden to the Mega-C Group under the sub-license and the Mega-C Group ultimately failed to meet the Taylor Group’s financial commitments.

In their pleadings, the Mega-C Group is claiming that their inability to meet their commitments was a direct and proximate result of the Taylor Group’s unregistered public resale of several million dollars worth of Mega-C shares, which precipitated an investigation by the OSC and made it impossible for the Mega-C Group to continue their fundraising activities. Therefore the Mega-C group is seeking monetary damages from the Taylor Group.

In connection with our investigation of Axion and the prior activities of Mega-C, we confirmed that:

  The C&T Group was the developer of the E 3 Cell technology and has the right to commercialize the E 3 Cell technology for use in all applications;

  The license granted to the Taylor Group was limited to certain stationary applications and all other rights to the E 3 Cell technology were retained by the C&T Group;

  The substantial production royalties that the C&T Group retained in connection with the license to the Taylor Group would make it extremely difficult for either the Taylor Group or the Mega-C Group to ever generate a meaningful profit from the sale of E 3 Cell products;

  The Taylor Group and the Mega-C Group failed to meet their substantial research and development funding commitments to the C&T Group under the terms of the original license; and

  There is substantial merit to the Mega-C Group’s claims that questionable resales of Mega-C shares by members of the Taylor Group were a material contributing factor in Mega-C’s inability to meet its financial commitments under the sub-license.

In January 2004, we acquired all of C&T’s retained rights to the E 3 Cell technology. Therefore, we have the undisputed worldwide right to commercialize the E 3 Cell technology for use in motive applications. If the court ultimately upholds the license rights claimed by the Taylor Group, we will be entitled to receive substantial production royalties from their commercialization of the E 3 Cell technology in stationary applications. If the license rights claimed by the Taylor Group are not upheld, we will own the unrestricted right to commercialize the E 3 Cell technology for use in stationary applications. Since stationary applications only represent a small percentage of the total potential market for the E 3 Cell technology and the retained royalties we acquired from the C&T Group will constitute the bulk of the anticipated potential profit from the sale of E 3 Cell products for use in stationary applications, we concluded that the Taylor Group’s claims to the E 3 Cell technology were not material to us.

The prior litigation raised substantial questions respecting the ownership of Mega-C and our investigation indicated that the Taylor Group may have engaged in an illegal public distribution of the Mega-C shares held by them. Therefore, we concluded that the only practical means of protecting both our company and the Mega-C shareholders would be to establish an irrevocable trust that would hold approximately 58% of our stock until the pending legal proceedings were resolved. Then, depending on the outcome of the litigation, the trust shares could either be distributed to the Mega-C shareholders or sold for their benefit. For additional information on the structure and mechanics of the Mega-C shareholders trust, please see the discussion under the caption “Voting Securities and Principal Stockholders – Mega C shareholders trust.”

On February 10, 2004, the Taylor Group filed another lawsuit in the Ontario Superior Court of Justice Commercial List (Case No. 04-CL-5317) that names our company, Axion, the former Axion shareholders, the Mega-C Group, the C&T Group, the trustee of the Mega-C shareholders trust and others as defendants. The substantive claims in this new lawsuit are not materially different from the substantive claims in the other actions, however the new lawsuit alleges a conspiracy between the Axion Group, the Mega-C Group and the C&T Group to deprive the Taylor Group of their rights to commercialize the E 3 Cell technology for use in stationary applications. We believe Taylor Groups license was properly terminated by C&T and there is substantial merit to Mega-C’s securities law claims against the Taylor Group. Since, we believe the latest Taylor Group lawsuit is without substantial merit, we intend to vigorously defend the action.

Protracted litigation, or higher than anticipated legal costs, could significantly reduce our available working capital and have a material adverse impact on our business and prospects. There can be no assurance that we will be successful in defending this action, which could have a material adverse impact on our business and prospects if substantial money damages are ultimately awarded to the Taylor Group.

Production and supply

Since our present management has limited experience in manufacturing, we will need to either employ qualified personnel to establish manufacturing facilities or enter into appropriate manufacturing agreements with others. There is no assurance that we will be successful in attracting experienced personnel or financing the cost of establishing additional manufacturing facilities, if required. Accordingly, there is no assurance that we will ever be capable of producing a quality product for sale at competitive prices. Since our company currently has no long-term manufacturing plans, there can be no assurance that we will be able to successfully manufacture our products.

The only component of our E 3 Cell batteries that we plan to manufacture in-house is our nanoporous carbon electrode. For all other components, we will either order “off-the-shelf” items from established manufacturers, or have the necessary components manufactured according to specifications and designs established by us. To date, we have encountered no difficulty in obtaining necessary parts or components. We are not dependent upon any single supplier. Although there are alternate sources of supply for substantially all of the components that will be included in our E 3 Cell batteries, we will depend on outside suppliers for substantially all of our raw materials and component parts. Therefore, there can be no assurance that our current or alternative sources will be able to meet all of our future demands on a timely basis. Unavailability of parts or components used in the manufacture of our products could require us to reengineer our products to accommodate available substitutions, which could increase our costs or have an adverse effect on manufacturing schedules, product performance and market acceptance.

MANAGEMENT, EXECUTIVE COMPENSATION
AND CERTAIN TRANSACTIONS

The directors and executive officers of our company are:

Name	Age	Position
Kirk Tierney	50	President and Director
John L. Petersen	52	Chief Financial Officer and Director
Dr. Igor Filipenko	40	Director
Robert G. Averill	63	Director
Glenn Patterson	50	Director
Thomas Granville	59	Director
Joseph Souccar	70	Director

T. Kirk Tierney was selected by Axion to serve as our president and as a member of our board of directors on December 31, 2003. Mr. Tierney also serves as the chief operating officer of Axion, a position he has held since October 2003, and as operations manager of Mega-C, a position he has held since June 2003. Previously, he was employed for 10 years as the general manager of Spark Innovations82, an award-winning engineering design and venture management firm based in Toronto. In that capacity, Mr. Tierney participated in the development of new products and ventures for clients that ranged from Fortune 500 companies to raw start-ups. Previously Mr. Tierney served as Vice President of Technology for Northern Technologies and Vice President of Research and Development for Lanpar Technologies. Over the course of his career, Mr. Tierney has founded and managed diverse technical operations including digital electronics and software development groups, application support and technical sales groups, technical training schools, scientific-computing groups, and network application groups.

John L. Petersen has served as our chief financial officer and as a member of our board of directors since February 3, 2003. While he has agreed to continue as a director of our company and as our interim chief financial officer pending the recruitment of a suitable successor, Mr. Petersen is not a full-time employee of our company and is not required to devote any specific amount of time to our business. Mr. Petersen has been principally engaged in the practice of law for 22 years and has lived in Switzerland since January 1998. He is a member of the Texas Bar Association and practices in the fields of securities and corporate law where he focuses on the needs of entrepreneurial companies. Since April 1999, Mr. Petersen has been a partner in the law firm of Petersen & Fefer, Barberêche, Switzerland. From January 1995 to April 1999, he was a self-employed solo practitioner in Houston, Texas and Barberêche, Switzerland. Mr. Petersen is a 1976 graduate of the College of Business Administration at Arizona State University and a 1979 graduate of the Notre Dame Law School. Mr. Petersen was admitted to the State Bar of Texas in May 1980 and received his license to practice as a Certified Public Accountant in March 1981.

Dr. Igor Filipenko was appointed to our board of directors on February 2, 2004. Dr. Filipenko serves as the president of C and T Co. Incorporated, a position he has held since 1997 when he co-founded the company. C&T is the original developer of the E 3 Cell technology and is principally responsible for our ongoing research, development and product testing functions. In addition to his duties as president of C&T, Dr. Filipenko is actively involved in a number of other businesses, including VIK and VIK Systems, a pair of Ukrainian companies that are involved in refractory products manufacturing, export of metal production, and import of magnesite powder; Oledo Associated S.A., VIK Oil and Vostok Energiya, a group of Ukrainian companies that are engaged in petroleum refining and the import-export, wholesale and retail trading of petroleum products; and Laser Plus, an ophthalmologic clinic located in Donetsk, Ukraine. Dr. Filipenko is a 1986 graduate of Donetsk Medical University, Ukraine.

Robert G. Averill is an independent director who was appointed to our board of directors on February 2, 2004. Mr. Averill is principally involved in personal investments. He serves as a director of Implex Corp., a New Jersey based developer and manufacturer of orthopedic implant devices that he co-founded in 1991 and was recently sold to Zimmer Holdings, Inc. From 1978 to 1991 Mr. Averill held a variety of executive positions with Osteonics Corp., a developer and manufacturer of orthopedic devices that he co-founded in 1978 and ultimately sold to Stryker Corporation. From 1971 to 1977, Mr. Averill served as a director and held a variety of executive positions with Meditech Inc., a company that developed, manufactured and marketed orthopedic implant devices that he co-founded in 1971 and was sold to 3M Corporation in 1975. Mr. Averill holds 28 patents on a variety of orthopedic medical devices and materials and he is the co-author of several publications in the field of orthopedics. Mr. Averill graduated from the Newark College of Engineering (BS-mechanical engineering) in 1962 and subsequently returned to earn a second degree from the Newark College of Engineering in 1966 (MS-engineering management).

Glenn Patterson is an independent director who was appointed to our board of directors on February 2, 2004. Mr. Patterson also serves as the president of Oregon Electric Group, an industrial and commercial electrical and technology services contractor based in Portland, Oregon. During Mr. Patterson’s tenure as president, Oregon Electric has grown from $16 million in sales in 1994 to $127 million in sales in 2000. In November 2001, Oregon Electric was sold to Montana-Dakota Resources, a major electrical power generating and distribution company with operations in 40 states. Mr. Patterson graduated summa cum laude from Willamette University (BS-Economics) in 1975.

Thomas Granville is an independent director who was appointed to our board of directors on February 2, 2004. For the last 17 years, Mr. Granville has served as the president of Gallagher Elevator Company, a New York company that specializes in the installation and maintenance of elevators, escalators, moving walkways and other building transportation products. Mr. Granville was certified by the International Union of Elevator Constructors in 1969 and served for 10 years as the president of National Elevator Industry Inc., a trade association that represents elevator manufacturers and contractors. Mr. Granville also serves as the general partner of a number of real estate partnerships that own multi-family housing and commercial real estate. Mr. Granville previously served as the managing partner of a cable television company that was sold Com Cast. Mr. Granville is a 1967 graduate of Canisus College (BA-Business Administration).

Joseph Souccar is an independent director who was appointed to our board of directors on February 2, 2004. Mr. Souccar has been retired since 1988, but he has been employed part-time since 1992 as a partner in Cruising France LLC, a company involved in the luxury cruise business. From 1973 through 1988, Mr. Souccar served as the chief executive officer and chairman of CB Pak Ltd., a Canadian company that he took public in 1975. From 1980 through 1985, Mr. Souccar also served as the chief executive officer and chairman of Diamond-Bathurst Inc. a glass recycling concern that he took public in 1982 and sold to Anchor Glass in 1985. Previously, Mr. Souccar served as the president of Atlas Steels International and Atlas Steels Australia, and was employed as a Management Consultant for Touche Ross & Co. Over the course of his career, Mr. Souccar has been responsible for negotiating and managing merger and acquisition transaction with a total value of over $1 billion. Mr. Souccar is a 1954 graduate of the University of Leeds (BS-Electrical Engineering) and a 1959 graduate of the University of Western Ontario (MBA).

Board structure and meetings

We do not presently have standing audit, nominating or compensation committees. Over the next three months, we intend to adopt and implement corporate governance standards, procedures and systems that will comply with the requirements of the Exchange Act and facilitate our future efforts to obtain a Nasdaq or Amex listing for our common stock. During the year ended December 31, 2003, our board of directors held one meeting that was attended by both members. In addition, our board of directors consented in writing to four additional corporate actions.

Compensation of independent directors

Our board of directors includes three members who have executive authority or derive substantial direct or indirect compensation from our company and four members who are properly classified as independent directors. Our director compensation policies are intended to ensure that highly qualified independent directors are attracted to meet the demands of our business. Under our recently adopted board compensation policies, only independent directors are compensated for serving as directors. In general, each independent director will be entitled to receive:

  An basic annual retainer of $12,000 for service as a board member;

  A supplemental annual retainer of $3,000 for service as the chairman of the board of directors or the chairman of a committee established by the board;

  A meeting fee of $750 per day for each approved board or committee meeting attended;

  A meeting fee of $250 for each approved board or committee meeting attended by telephone; and

  Reimbursement of the reasonable travel, meals and lodging costs incurred on our behalf.

Subject to stockholder approval at our next annual meeting, we have adopted an independent directors stock option plan. The purpose of the plan is to encourage the continued service of our independent directors and to provide them with an additional incentive to assist in the achievement of our growth objectives. Each independent director who is appointed or elected to serve on our board will automatically receive an option to purchase common stock with a fair market value of $20,000 on the date of his appointment or election. The exercise price of all options granted to independent directors will be the fair market value of our common stock on the date of the grant. These options may be exercised over a five-year period with the initial right to exercise starting one year from the date of the grant, provided the director has not voluntarily resigned or been removed for cause. Options granted under the independent directors’ plan are not transferable except by will or the laws of descent and distribution. In connection with the appointment of the four independent directors identified above, we have granted each such independent director an option to purchase common stock with a fair market value of $20,000.

Until we have at least $5 million in stockholders’ equity, the cash compensation payable to our independent directors will be accrued and may only be used to pay the exercise price of options granted under our independent directors stock option plan.

Indemnification of directors and officers

Our Certificate of Incorporation requires our company to indemnify our officers and directors against liability for monetary damages for breach or alleged breach of their duties as officers or directors, other than in cases of fraud or other willful misconduct. Our bylaws provide that we will indemnify our officers and directors to the maximum extent permitted by Delaware law. In addition, our bylaws provide that we will advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

In addition, our Certificate of Incorporation expressly provides that our directors will not be liable to our company or our stockholders for monetary damages arising from a breach of their fiduciary duty as directors unless the damages arise from:

  A breach of a director’s duty of loyalty to our company and our stockholders;

  A breach involving bad faith acts and omissions, intentional misconduct or a knowing violation of law;

  An unlawful dividend payment or improper redemption of our stock; or

  A transaction that confers an improper personal benefit on the director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing, we have been advised that the SEC believes such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Executive compensation

The following table summarizes the cash compensation we paid to our executive officers during the last three years. Due to our limited financial resources, our company did not pay any fixed cash salaries to our officers. We did, however, make limited cash payments to our officers for specific services rendered by them. We also accrued compensation liabilities for other services provided by our officers. Our executive officers did not receive any long-term compensation, stock options or stock appreciation rights for their services as officers of our company.

			Total Cash	Total Accrued
Name	Position	Year	Compensation	Compensation
Sally Fonner	CEO	2003	$12,000	$125,500 (1)
John Petersen	CFO	2003	$40,000	$152,500 (2)
Alan Goldberg	President	2002	$17,500
		2001	$20,000
  Represents $12,500 per month in accrued compensation from February 3 to December 31, 2003, reduced by $12,000 in cash payments.
  Represents $7,500 per month in accrued compensation from February 3 to June 30, 2003; $12,500 per month in accrued compensation from July 1 to December 31, 2003 and $80,000 in legal fees, reduced by $40,000 in cash payments.

In connection with the Axion transaction, Ms. Fonner and Mr. Petersen each received 1,865,731 capital warrants in full and final settlement of their accrued compensation claims and their respective interests in $206,123 of related party advances from our former principal stockholders.

We did not have any employee benefits plans at any time during the last three years. No stock options or long-term incentive awards were issued to any officer as compensation for services during the last three years.

Section 16(a) beneficial ownership reporting compliance

Based solely on a review of the Forms 3, 4, and 5 submitted to us during the year ended December 31, 2003, we have determined that Ashley Bolt & Co. Ltd, a former principal stockholder of our company, failed to file a Form 4 to report its sale of 4,400,000 shares of our common stock and 33,337 shares of our preferred stock in January 2003. Except as set forth above, we are not aware of any director, officer or beneficial owner of more than 10% of any class of our equity securities that failed to file the forms required by Section 16(a) on a timely basis.

Incentive stock plan

Subject to stockholder approval at our next annual meeting we have adopted an incentive stock plan for the benefit of our employees, consultants and advisors. Under the terms of the plan, we are authorized to grant incentive awards for up to 15,000,000 shares of common stock. The plan authorizes a variety of incentive awards including incentive stock options, non-qualified stock options, shares of restricted stock, shares of phantom stock and stock bonuses. In addition, the plan authorizes the payment of cash bonuses when a participant is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus. No incentive awards are outstanding at the date of this report.

The plan provides for the grant of incentive awards to full-time employees of our company who are not eligible to receive awards under the terms of their employment contract or another specialty plan. The plan also provides for the grant of incentive awards to directors who are not eligible to participate in our independent directors stock option plan, independent agents, consultants and advisors who have contributed to our success.

Our board will administer the incentive stock plan until a compensation committee is appointed. Thereafter, the compensation committee will administer the plan. The committee will have absolute discretion to decide which employees, consultants and advisors will receive incentive awards, the type of award to be granted and the number of shares covered by the award. The committee will also determine the exercise prices, expiration dates and other features of awards. The committee will be authorized to interpret the terms of the plan and to adopt any administrative procedures it deems necessary. All decisions of the committee will be binding. We will indemnify each member of the committee for good faith actions taken in connection with the administration of the plan.

The exercise price of incentive stock options must be equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of our common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for incentive stock options is ten years from the date of grant, or five years in the case of an individual owning more than 10% of our common stock. The aggregate fair market value determined at the date of the option grant, of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year, shall not exceed $100,000.

The committee may adopt administrative amendments to the plan without stockholder consent. However, the committee may not, increase the number of shares subject to the plan; materially increase the benefits accruing to holders of incentive awards; or materially modify the eligibility requirements.

Page

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

We had 201,826,432 common shares outstanding on December 31, 2003. We also had 13,466,696 investor warrants, 28,731,462 capital warrants and 3,027,397 stock options outstanding, all of which are presently exercisable. The table on the following page contains information on the ownership of our common stock and stock purchase rights by (i) each person who is known to be the beneficial owner of at least five percent of our common stock; (ii) all current directors and executive officers of our company; and (iii) all directors and executive officers of our company as a group.

	Shares	Capital	Investor	Stock	Total	Ownership
	Owned	Warrants	Warrants	Options	Ownership	Percentage
Mega-C shareholders trust (1)(2)	117,239,736				117,239,736	58.09%
Igor Filipenko (3)(4)(5)	12,853,336	7,000,000	3,733,336		23,586,672	11.10%
Robert Averill (3)(5)	7,253,336		2,133,336		9,386,672	4.60%
Glenn Patterson (3)(5)(6)	6,533,336		2,133,336		8,666,672	4.25%
Thomas Granville (3)(5)	5,226,672		1,066,672		6,293,344	3.10%
John Petersen (7)	521,680	1,865,731		3,027,397	5,414,808	2.62%
Joseph Souccar (3)(5)	3,520,000				3,520,000	1.74%
Kirk Tierney (3)(8)	720,000				720,000	0.36%
All directors and officers
as a group (7 persons)	36,628,360	8,865,731	9,066,680	3,027,397	57,588,168	25.85%
  c/o Benjamin Rubin, Esq., trustee, 229 Russell Hill Road, Toronto, Ontario, Canada M4V 2T3
  The trustee will not exercise independent voting authority with respect to the trust shares. Instead he will vote the trust shares in proportion to the votes actually cast by the other stockholders of our company.
  100 Caster Avenue, Vaughan, Ontario, Canada L4L 5Y9.
  Includes 3,733,336 shares of common stock and 3,733,336 investor warrants held by Turitella Corporation, a company controlled by Dr. Filipenko.
  Excludes shares in the Mega-C shareholders trust that may be distributable to our officers and directors.
  Includes 2,933,336 shares of common stock and 2,133,336 investor warrants held by HAP Investments LLC, a company controlled by Mr. Patterson
  Chateau de Barberêche, Switzerland 1783 Barberêche
  The shares held by Mr. Tierney are subject to partial forfeiture if he resigns his position as president of our company within the next year.

There are no agreements, arrangements or understandings that will result in a change in voting control at any time in the foreseeable future.

Mega-C shareholders’ trust

Axion’s founders were all stockholders of Mega-C . However, none of Axion’s founders was an officer, director or principal stockholder of Mega-C. Rather, they were investors who decided to take action when internal problems at Mega-C placed their substantial personal investments at risk. Initially, Axion’s founders asked Kirk Tierney to accept a position as Mega-C’s operations manager in order to help resolve the problems. But when a series of investor lawsuits that alleged negligence, mismanagement and securities law violations were filed against Mega-C and certain of its executive officers, directors and principal stockholders, Axion’s founders concluded that the only reasonable course of action was to create a new corporation for the purpose of protecting the Mega-C shareholders’ investments.

In recognition of the substantial funds that Mega-C devoted to developing the E 3 Cell technology before the allegations of negligence, mismanagement and securities law violations began to surface , the founders of Axion decided to create an irrevocable trust that will hold a substantial interest in our company for the benefit of innocent Mega-C shareholders who might otherwise suffer a total loss of their investments . Accordingly, 117,239,736 shares of our common stock have been deposited in trust with Benjamin Rubin, Esq., for the benefit of the Mega-C shareholders. This number represents eight of our shares for every outstanding Mega-C share.

The shares in the Mega-C shareholders trust represent approximately 58% of our voting common stock and would ordinarily give the trustee complete control over any matters submitted for a stockholder vote. To avoid a situation where a single person will have absolute authority to make all stockholder decisions, the trust agreement requires the trustee to vote the trust shares proportionally with the votes actually cast by our other stockholders. While this requirement will allow the trustee to remain a passive investor, it will significantly increase the effective voting control held by our directors and officers. Our directors and officers own 36,628,360 voting common shares, or approximately 43.3% of the total voting power held by stockholders other than the trustee. Therefore, our directors and officers have the voting power to effectively control all corporate actions for the foreseeable future.

Because of the complexity of the Mega-C litigation, we are unwilling to distribute our shares to any Mega-C shareholders until the ownership of Mega-C is settled and substantially all of the pending lawsuits are resolved. Therefore, the trustee will retain the shares on deposit in the Mega-C shareholders trust until:

  We have successfully completed preliminary beta testing of the E 3 Cell battery and made a decision to proceed with the second-stage commercial beta testing;

  All litigation that could materially change the ownership interests of the Mega-C shareholders has been resolved; and

  The trust shares have been registered under the Securities Act of 1933 and the Securities Act (Ontario).

If any pending lawsuits result in the surrender or cancellation of Mega-C shares, the number of shares in the Mega-C shareholders trust will be proportionally reduced and the excess shares will be returned to our company for cancellation. If our preliminary beta testing activities are unsuccessful and we decide to abandon the E 3 Cell technology, all shares in the Mega-C shareholders trust will be returned to our company for cancellation. When the trustee can make a final determination respecting the number of Mega-C shares outstanding and the identity of the individuals who are entitled to receive the trust shares, we will register the trust shares under the Securities Act of 1933 and the Securities Act (Ontario) and the trustee will begin distributing our stock to the Mega-C shareholders.

The trust agreement gives the trustee broad discretionary power to determine whether a Mega-C shareholder is entitled to receive an in-kind distribution of our shares. Mega-C shareholders who purchased their shares in arms-length transactions will ordinarily be entitled to receive an in-kind distribution of our shares. However the trustee is not authorized to distribute our shares to any Mega-C shareholder who cannot provide reasonable evidence that he purchased his Mega-C shares for money, property or services actually performed and reasonably valued. To the extent that the trustee retains shares that would otherwise be allocated to Mega-C shareholders who cannot establish an arm’s-length purchase, he will be required to sell those shares in open market transactions and distribute the sale proceeds to the disqualified Mega-C shareholders.

We are unwilling to ever distribute shares of our stock to a Mega-C shareholder who has allegedly violated applicable securities laws. Therefore the trust agreement prohibits the distribution of our shares to any Mega-C shareholder who is held liable for securities law violations, or settles a threatened or pending lawsuit that is based on alleged securities law violations. To the extent that the trustee holds shares that would otherwise be distributable to Mega-C shareholders who have allegedly violated applicable securities laws, he will be required to donate those shares to charity unless the Mega-C shareholder in question negotiates an agreement that provides for a substantial reduction of his interest in the trust. Any Mega-C shareholder who enters into such an agreement will be treated in the same manner as a Mega-C shareholder who cannot establish an arm’s-length purchase.

All sales by the trustee will be affected in open market transactions or negotiated block sales with due regard for the interests of the trust beneficiaries and prevailing market conditions. The trustee will be required to distribute all available sales proceeds to the trust beneficiaries on a regular basis, but not less often than quarterly.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into a research and development project management agreement with C&T. Under this agreement, we are required to pay all of the direct costs and expenses associated with our research and development activities. These direct charges include but are not limited to the reasonable equipment, material, travel and employee costs actually incurred by C&T in connection with our activities. In addition to the direct costs, we pay C&T a management surcharge equal to 50% of the salaries and bonuses paid to members of the C&T technical staff who are assigned to work on our project. Our aggregate monthly costs under the project management agreement are approximately $200,000 at the date of this report and we expect those costs to increase as we commence beta testing. We believe that the terms of the C&T project management agreement are comparable to, or better than, the terms we could obtain from an unaffiliated party with comparable staff.

In connection with the Axion transaction, C&T purchased 20 million shares of our outstanding common stock from Ms. Fonner and Mr. Petersen for $200,000 and then distributed those shares to its stockholders.

John L. Petersen is a director of our company and has agreed to serve as our interim chief financial officer pending the recruitment of a suitable successor. Mr. Petersen is also a partner in the law firm of Petersen & Fefer, which serves as our securities counsel. As partial compensation for services rendered as our securities counsel, the law firm of Petersen & Fefer will be entitled to receive cash fees in excess of $90,000 per year. The firm has also been granted a two-year option to purchase 3,027,397 shares of our common stock at a price of $.125 per share.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 400,000,000 shares common stock and 100,000,000 shares of preferred stock. Within these limits, our board of directors has the power at any time and without stockholder approval to issue shares of our common or preferred stock for cash, to acquire property or for any other purpose that the board believes is in the best interests of our company. Any decision to issue additional shares of common or preferred stock will reduce the percentage ownership of our current stockholders and could dilute our net tangible book value.

A total of 201,826,432 shares of common stock and 45,225,555 presently exercisable stock purchase rights are issued and outstanding on the date of this report. No shares of preferred stock are currently outstanding.

Common stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive dividends when, as and if declared by our board out of funds legally available. In the event of our liquidation, dissolution or winding up, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred stock

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of a blank check preferred stock. Our board of directors will have the power to establish the designation, rights and preferences of any preferred stock we issue in the future. Accordingly, our board of directors has the power, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. Subject to the directors’ duty to act in the best interest of our company, shares of preferred stock can be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult. Although we have no present plans to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. We do not intend to issue preferred stock to effect a business combination.

Investor warrants

We have issued a total of 13,466,696 investor warrants. The investor warrants are valid for one year. A total of 10,666,696 investor warrants will be exercisable at a price $.09375 per share until June 30, 2004, and then $.125 per share until they expire on December 31, 2004. The remaining 2,800,000 investor warrants will be exercisable at a price $.1875 per share until June 30, 2004, and then $.25 per share until they expire on December 31, 2004.

Capital warrants

We issued 25,000,000 capital warrants in connection with the acquisition of the E 3 Cell technology from C&T. We also issued 3,731,462 capital warrants in connection with the settlement of $484,123 in accrued compensation and other related party debt that we owed to Ms. Fonner and Mr. Petersen. The capital warrants are valid for two years and exercisable at a price of $.125 per share.

Dividend policy

We have never paid cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. Our company is not likely to pay cash dividends for an extended period of time, if ever. You should not subscribe to purchase our shares if you require current income from your investments.

Transfer agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

CAPITAL RESTRUCTURING PLANS

We have 201,826,432 shares of common stock and 45,225,555 presently exercisable warrants and options outstanding. Since we intend to seek additional capital almost immediately and we want to qualify for a Nasdaq or Amex listing at the earliest possible date, we believe an immediate capital restructuring will be essential. While we will not be able to make final restructuring decisions until the market price of our shares in the over-the-counter market has stabilized, we believe a reverse-split on the order of 1 new share for every 10 to 15 outstanding shares will probably be required to achieve a market price that meets applicable initial listing standards.

Based on a recent analysis of our stockholder list, we believe a conventional reverse split would leave our company with fewer than 50 “round lot” stockholders (i.e. persons who own more than 100 shares) and more than 320 “odd lot” stockholders (i.e. persons who hold less than 100 shares). We believe such a high percentage of odd lot holders would be very undesirable because:

  Odd lot holders are not counted as “stockholders” for Nasdaq or Amex listing purposes;

  Odd lot holders are frequently unable to sell shares on reasonable terms; and

  Odd lot holders can significantly increase stockholder communication costs.

To avoid these issues, we plan to implement a three-step capital restructuring instead of a conventional reverse split. As the first step in our planned restructuring, we will amend our Certificate of Incorporation to affect a reverse split in the ratio of 1 share for every 1,000 to 1,500 shares presently outstanding. We will not purchase fractional shares for cash or issue scrip to the holders of fractional shares. Instead, all calculations that would result in the issuance of a fractional share will be rounded up to the next highest whole number. Upon completion of the first step, every record stockholder will own at least one whole share.

As the second step in our planned restructuring, we will amend our Certificate of Incorporation to affect a 100 for 1 forward split of the shares outstanding upon completion of the reverse split. Upon completion of the second step, every record stockholder will own at least one round trading lot of one hundred shares of New Common.

As the final step in our planned restructuring, we will reduce our authorized capital to 75,000,000 shares of common stock and 7,500,000 shares of blank check preferred stock. The following table illustrates the anticipated impact on our record stockholders of a 1 share for 10 reverse split using our three-step restructuring process.

	Before Reverse Split		After Reverse Split
Stockholder Class	Ownership	Percentage	Ownership	Percentage
Mega-C shareholders trust	117,239,736	58.09%	11,724,000.0	58.01%
Other Axion shareholders	74,587	36.96%	7,458,700.0	36.91%
Tamboril stockholders	10,000,000	4.95%	1,027,700.0	5.09%

Totals	201,826,432	100.00%	20,210,400.0	100.00%

Our major stockholders will suffer a slight dilution of their total ownership percentage as a result of the three-step restructuring process described above. Nevertheless, we believe that the advantages of increasing the number of “round lot” stockholders while eliminating the odd lot stockholder problem justifies the small disproportionate benefit to be derived by our small stockholders.

Impact of our planned restructuring on certain beneficial owners

Registered owners of our common stock will not suffer a material dilution of their economic interests or voting power in connection with the implementation of our planned restructuring. Nevertheless, beneficial owners who hold shares in a brokerage or other nominee account will not receive the same treatment as record owners who hold their shares in registered form. Under Delaware law, all beneficial owners who hold our shares in a “street name” account will be aggregated and treated as a single stockholder for purposes of the restructuring calculations. Accordingly, beneficial owners who have fewer than 1,000 shares will become odd-lot stockholders.

The Depository Trust Company holds approximately 3,090,000 shares of our common stock in street name for the benefit of persons who have purchased our shares through brokerage firms and other nominees. At the date of this report, we have no reliable information on the number of beneficial owners or the distribution of street name shares held by nominees among the various beneficial owners.

IN ORDER TO MAXIMIZE THE POTENTIAL BENEFIT OF OUR PLANNED RESTRUCTURING, WE ENCOURAGE BENEFICIAL OWNERS WHO HOLD OUR SHARES IN BROKERAGE ACCOUNTS TO PROMPTLY REQUEST PHYSICAL DELIVERY OF THEIR SHARES.

ITEM 3.
BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4.
CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

For information on a recent change in our certifying accountant, please see our Current Report on Form 8-K dated February 16, 2004.

ITEM 5.
OTHER EVENTS AND REGULATION FD DISCLOSURE

For information on a recent business registration and assumed name filing in the Province of Ontario, Canada, please see our Current Report on Form 8-K dated February 16, 2004.

ITEM 6.
RESIGNATIONS OF REGISTRANT’S DIRECTORS.

Not applicable.

ITEM 7.
FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial statements of business acquired.

The audited consolidated financial statements of Tamboril Cigar Company and its wholly owned subsidiary Axion Power Corporation as of December 31, 2003 and 2002 are included with this report.

(b)     Pro forma financial information.

Axion Power Corporation was incorporated in September 2003 and did not engage in any substantive business activities until the fourth quarter of 2003. Accordingly there are no historical financial statements of Axion that can be used in the preparation of the pro forma financial information required by Item 7(b) of Form 8-K. All of the information that would have been provided by such pro forma financial statements will be included in the audited consolidated financial statements of Tamboril Cigar Company and its subsidiary Axion Power Corporation that will be filed within 60 days after the date of this report.

(c)     Exhibits.

2.1	Amended Plan of Reorganization for Debtors Under Chapter 11 of the United States Bankruptcy Code	(1)

2.2	Purchase and Sale Agreement dated January 23, 2003 between Ashley Bolt & Co. Limited, Sally A. Fonner and John L. Petersen	(2)

2.3	Reorganization Agreement (without exhibits) between Tamboril Cigar Company, Axion Power Corporation and certain stockholders of Axion Power Corporation dated December 31, 2003	(5)

2.4	First Addendum to the Reorganization Agreement between Tamboril Cigar Company, Axion Power Corporation and certain stockholders of Axion Power Corporation dated January 9, 2004	(5)

3.1	Amended and Restated Certificate of Incorporation of Tamboril Cigar Company dated February 13, 2001	(3)

3.2	Amended By-laws of Tamboril Cigar Company	(4)

4.1	Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation dated December 31, 2003	(5)

10.1	Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated November 15, 2003	(5)

10.2	Letter Amendment to Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated November 17, 2003	(5)

10.3	Letter Amendment to Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated January 9, 2004	(5)

10.4	Purchase and sale agreement among John L. Petersen, Sally A. Fonner and C and T Co. Incorporated dated January 9, 2004	(5)

10.5	Incentive Stock Plan of Tamboril Cigar Company dated January 8, 2004	(6)

10.6	Outside Directors’ Stock Option Plan of Tamboril Cigar Company dated February 2, 2004	(6)

(1)     Incorporated by reference from our Current Report on Form 8-K dated December 22, 2000.
(2)     Incorporated by reference to the Schedule 13D filed by Ms. Fonner and Mr. Petersen on January 23, 2003.
(3)     Incorporated by reference from our Current Report on Form 8-K dated February 5, 2003.
(4)     Incorporated by reference from our Form 10-SB Registration Statement dated May 15, 1997.
(5)     Incorporated by reference from our Current Report on Form 8-K dated January 15, 2004.
(6)     Incorporated by reference from our Current Report on Form 8-K/A dated February 2, 2004.

ITEM 8.
CHANGE IN FISCAL YEAR.

Not applicable.

ITEM 9.
REGULATION FD DISCLOSURE

Not applicable.

ITEM 10.
AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not applicable.

ITEM 11.
TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not applicable.

ITEM 12.
RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Tamboril Cigar Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Tamboril Cigar Company
March 15, 2004

By:     /s/
       Kirk Tierney, President

By:     /s/
       John L. Petersen, Chief Financial Officer

Page

TABORIL CIGAR COMPANY
(D/B/A AXION POWER INTERNATIONAL)

F-

TAMBORIL CIGAR COMPANY
(D/B/A AXION POWER INTERNATIONAL) REPORT OF MICHAEL F. CRONIN, CPA

INDEPENDENT AUDITOR

To the Board of Directors and Stockholders
Tamboril Cigar Company
(D/B/A Axion Power International)

I have audited the accompanying consolidated balance sheet of Tamboril Cigar Company (D/B/A Axion Power International) as of December 31, 2003 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit. The financial statements of Tamboril Cigar Company (D/B/A Axion Power International) as of December 31, 2002 were audited by other auditors whose report dated March 18, 2003 expressed a qualified opinion on those financial statements.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that our audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tamboril Cigar Company (D/B/A Axion Power International) as of December 31, 2003 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5, Management’s Plan the Company’s limited financial resources and its potential to incur operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Michael F. Cronin, CPA
Rochester. New York

March 10, 2004

F-

TAMBORIL CIGAR COMPANY
REPORT OF WANT & ENDER CPA, PC
INDEPENDENT AUDITORS

To the Stockholders and Board of Directors of
Tamboril Cigar Company and Subsidiaries

We have audited the accompanying consolidated balance sheets of Tamboril Cigar Company and subsidiaries, as of December 31, 2002, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tamboril Cigar Company, as of December 31, 2002, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company ceased its manufacturing operations in the fourth quarter of 1998 and filed a petition under Chapter 11 of the Bankruptcy Code in April of 2000. The Company’s plan of reorganization under Chapter 11 was approved by the Bankruptcy Court and substantially implemented as of December 31, 2000. The Company experienced a loss from operations and had negative cash flows from operations for each of the years ended December 31, 2002, 2001 and 2000. These operating losses and negative cash flows were financed by related party loans. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are described in the accompanying footnotes. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/

Martin Ender
Want & Ender CPA, P.C.
Certified Public Accountants

New York, NY
March 18, 2003

F-

TAMBORIL CIGAR COMPANY
(D/B/A AXION POWER INTERNATIONAL)
Consolidated Balance Sheets

ASSETS	December 31, 2003	December 31, 2002

Current Assets:
Cash	$455,369	$67,166

Total Current Assets	455,369	67,166

Other Assets
Future interest in affiliate company	1,794,000	0
Notes Receivable	388,148	0

Total Other Assets	2,182,148	0

Total Assets	$2,637,517	$67,166

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accrued Research and Development Expenses	$88,000	$0
Balance Payable to Acquire Future interest in affiliate company	1,159,000	0
Due to Related Parties	0	206,123

Total Current Liabilities	1,247,000	206,123

Convertible Notes Payable	0	200,000

Total Liabilities	1,247,000	406,123

Stockholders' Equity:
Preferred Stock,	0	3
Common Stock
Authorized 400 million shares $0.0001 par value
201,826,432 issued (13,356,640 in 2002)	20,183	1,336
Additional Paid-in Capital	1,876,634	6,282,234
Accumulated Deficit	(506,300)	(6,622,530)

Total Stockholders' Equity	1,390,517	(338,957)

Total Liabilities and Stockholders' Equity	$2,637,517	$67,166

See Summary of Significant Accounting Policies and Notes to Financial Statements.
F-

TAMBORIL CIGAR COMPANY (D/B/A AXION POWER INTERNATIONAL) Consolidated Statements of Operations

	Year Ended
	December 31, 2003	December 31, 2002

Revenue	$0	$0

Expenses
General and Administrative	252,865	53,195
Expensed Research and Development	253,435	0

Total Expenses	506,300	53,195

Net Loss	$(506,300)	$(53,195)

Net Loss per Share	$(0.01)	$(0.00)

Weighted Average Shares Outstanding	48,040,234	13,356,632

See Summary of Significant Accounting Policies and Notes to Financial Statements.

F-

TAMBORIL CIGAR COMPANY (D/B/A AXION POWER INTERNATIONAL)

Consolidated Statement of Changes in Stockholders' Equity

	Common Stock			Preferred Stock		Accumulated Deficit
	Shares	Amount	Additional Paid-in Capital	Shares	Amount

Balance January 1, 2002	13,356,640	$1,336	$6,282,233	33,227	$3	$(6,569,336)

Net Loss for Year Ended December 31, 2002						(53,195)

Balance December 31, 2002	13,356,640	1,336	6,282,233	33,227	$3	$(6,622,531)

Conversion of Preferred Stock	33,227,000	3,323	(3,320)	(33,227)	(3)
Settlement of Debt	4,000,000	400	199,600
Cancellation of Shares	(20,583,640)	(2,058)	2,058
Acquisition of Axion Power Corp. and Effect of Reverse Merger	171,826,432	17,182	(4,635,695)			6,622,531
Fair Value of Options Granted for Services			31,758
Net Loss for Year Ended December 31, 2003						(506,300)

Balance December 31, 2003	201,826,432	$20,183	$1,876,634	0	$0	$(506,300)

See Summary of Significant Accounting Policies and Notes to Financial Statements

F-

TAMBORIL CIGAR COMPANY (D/B/A AXION POWER INTERNATIONAL) Consolidated Statements of Cash Flows

	Year Ended
	December 31, 2003	December 31, 2002

Operating Activities:
Net Loss	$(506,300)	$(53,195)
Adjustments to Reconcile Net Loss to Cash:
Non-Cash Expenses Included in Net Loss
Stock and Options Issued for Services	34,818	0
Increase in Accounts Payable	88,000	0

Cash Used by Operating Activities	(383,482)	(53,195)

Investing Activities
Investments in Notes Receivable	(388,149)	0
Payments made on obligation to acquire affiliated company	(635,000)	0

Cash Used by Investing Activities	(1,023,149)	0

Financing Activities:
Advances from Related Party	0	58,972
Proceeds from Issuance of Notes Payable	1,862,000	0

Cash Generated by Financing Activities	1,862,000	58,972

Increase in Cash	455,369	5,778
Cash -Beginning	0	61,388

Cash -Ending	$455,369	$67,166

See Summary of Significant Accounting Policies and Notes to Financial Statements.
F-

TAMBORIL CIGAR COMPANY
(D/B/A AXION POWER INTERNATIONAL) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES DECEMBER 31, 2003

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Stock Based Compensation

As of January 1, 2003, the Company adopted the fair value method of accounting for employee stock options contained in Statement of Financial Standards No.123 ("SFAS No. 123") "Accounting for Stock-Based Compensation," which is considered the preferable method of accounting for stock-based employee compensation. Prior to the change, the Company accounted for employee stock options using the intrinsic value method of APB 25. During the transition period, the Company will be utilizing the prospective method under SFAS No.148 "Accounting for Stock-Based Compensation -Transition and Disclosures." All employee stock options granted subsequent to January 1, 2003 will be expensed over the stock option vesting period based on fair value, determined using the Black-Scholes option-pricing method, at the date the options were granted.

Prior to January 1, 2003, the Company had applied the "disclosure only" option of SFAS No.123 for employee stock options. Accordingly, no compensation cost has been recognized for stock options granted prior to January 1, 2003

Fair Value of Financial Instruments

Statements of Financial Accounting Standards No. 107, " Disclosures about Fair Value of Financial Instruments ," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2003. The respective carrying value of certain on-balance sheet financial instruments approximated their fair values.

These financial instruments include cash and cash equivalents, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand. The fair value of the Company's notes and debentures payable would be estimated based upon the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The carrying value approximates the fair value of the notes payable.

Earnings per Common Share

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128 “ Earnings per Share ” ("SFAS 128"). SFAS 128 replaces the previous "primary" and "fully diluted" earnings per share with "basic" and "diluted" earnings per share. Unlike "primary" earnings per share that included the dilutive effects of options, warrants and convertible securities, "basic" earnings per share reflects the actual weighted average of shares issued and outstanding during the period. "Diluted" earnings per share are computed similarly to "fully diluted" earnings per share. In a loss year, the calculation for "basic" and "diluted" earnings per share is considered to be the same as the impact of potential Common shares is anti-dilutive.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes,” ("SFAS 109") which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Research and Development

Research and development costs are expensed as incurred.

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Standards No. 141, “ Business Combinations ” (SFAS 141), and No. 142, “ Goodwill and Other Intangible Assets ” (SFAS 142). SFAS 141 is effective for business combinations completed after June 30, 2001, and SFAS 142 is effective for fiscal years beginning after December 15, 2001.

SFAS 141 proscribes the exclusive use of the purchase method of accounting for all business combinations subsequent to the effective date. SFAS 142 mandates that acquired goodwill and intangible assets deemed to have indefinite lives will no longer be amortized. Rather, goodwill and these intangibles will be subject to regular impairment tests in accordance with SFAS 142. All other intangible assets will continue to be amortized over their estimated useful lives.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, “ Accounting for Asset Retirement Obligations ” (SFAS 143). SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS 143 is effective for the fiscal years beginning after June 15, 2002.
SFAS 143 is expected to improve financial reporting because all asset retirement obligations that fall within the scope of this Statement and their related asset retirement cost will be accounted for consistently and financial statements of different entities will be more comparable. As provided for in SFAS 143, we have elected adoption of this statement in our fiscal year beginning January 1, 2002.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “ Accounting for the Impairment or Disposal of Long-Lived Asset s” ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “ Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ," and the accounting and reporting provisions of APB Opinion No. 30, “ Reporting the Results of Operations Reporting the Effects of Disposal of a Segment of a Business. ” SFAS 144 is effective for fiscal years beginning after December 15, 2001 (with early adoption permitted under certain circumstances). SFAS 144 is expected to improve financial reporting by requiring that one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and by broadening the presentation of discontinued operations to include more disposal transactions. As provided for in SFAS 144, we have adopted of this statement in our fiscal year beginning January 1, 2002.

In June 2002, the FASB issued SFAS No. 146, “ Accounting for Exit or Disposal Activities .” This statement addresses the recognition, measurement, and reporting of costs associated with exit and disposal activities. SFAS No. 146 is applicable to restructuring activities and costs related to terminating a contract that is not a capital lease and one time benefit arrangements received by employees who are involuntarily terminated. SFAS No. 146 supersedes EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Under SFAS No. 146 the cost associated with an exit or disposal activity is recognized in the periods in which it is incurred rather than at the date the Company committed to the exit plan. This statement is effective for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. Previously issued financial statements will not be restated. The provisions of EITF Issue No. 94-3 will continue to apply for exit plans initiated prior to the adoption of SFAS No. 146. Adoption did not have a material impact on the financial statements.

In November 2002, the FASB issued Interpretation No. 45, “ Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others” (“FIN 45”). FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The Company adopted the disclosure provisions of FIN 45 during the fourth quarter of fiscal 2002 and the recognition provisions of FIN 45 effective January 1, 2003. Such adoption did not have a material impact on the financial statements.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, “ Accounting for Stock-Based Compensation – Transition and Disclosure” (“SFAS 148”). SFAS 148 amends Statement No. 123, “ Accounting for Stock-Based Compensation” (“SFAS 123”), to provide alternative methods for voluntary transition to the fair value method of accounting for stock-based employee compensation prescribed by SFAS 123. SFAS 148 also requires disclosure of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income (loss) and earnings (loss) per share in annual and interim financials statements. The Company adopted the disclosure provisions of SFAS 148 effective January 1, 2003 and has included the additional required disclosures below under “Stock-Based Compensation.” Such adoption did not have a material impact on the financial statements.

In January 2003, FASB issued Interpretation No. 46, “ Consolidation of Variable Interest Entities” (“FIN 46”). In general, a variable interest entity is a corporation, partnership, trust or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The Company adopted the provisions of FIN 46 effective February 1, 2003 and such adoption did not have a material impact on its consolidated financial statements since it currently has no variable interest entities. In December 2003, the FASB issued FIN 46R with respect to variable interest entities created before January 31, 2003, which among other things, revised the implementation date to the first fiscal year or interim period ending after March 15, 2004, with the exception of Special Purpose Entities (“SPE”). The consolidation requirements apply to all SPEs in the first fiscal year or interim period ending after December 15, 2003. The Company adopted the provisions of FIN 46R effective December 29, 2003 and such adoption did not have a material impact on its consolidated financial statements since it currently has no SPEs.

In April 2003, FASB issued Statement of Financial Accounting Standards No. 149, “ Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (“SFAS 149”). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. SFAS 149 is effective for contracts and hedging relationships entered into or modified after June 30, 2003. The Company adopted the provisions of SFAS 149 effective June 30, 2003 and such adoption did not have a material impact on its consolidated financial statements since the Company has not entered into any derivative or hedging transactions.

In May 2003, FASB issued Statement of Financial Accounting Standards No. 150, “ Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both debt and equity and requires an issuer to classify the following instruments as liabilities in its balance sheet:

  a financial instrument issued in the form of shares that is mandatorily redeemable and embodies an unconditional obligation that requires the issuer to redeem it by transferring its assets at a specified or determinable date or upon an event that is certain to occur;
  a financial instrument, other than an outstanding share, that embodies an obligation to repurchase the issuer’s equity shares, or is indexed to such an obligation, and requires the issuer to settle the obligation by transferring assets; and
  a financial instrument that embodies an unconditional obligation that the issuer must settle by issuing a variable number of its equity shares if the monetary value of the obligation is based solely or predominantly on (1) a fixed monetary amount, (2) variations in something other than the fair value of the issuer’s equity shares, or (3) variations inversely related to changes in the fair value of the issuer’s equity shares.

In November 2003, FASB issued FASB Staff Position No. 150-3 (“FSS 150-3”) which deferred the effective dates for applying certain provisions of SFAS 150 related to mandatorily redeemable financial instruments of certain non-public entities and certain mandatorily redeemable non-controlling interests for public and non-public companies. For public entities, SFAS 150 is effective for mandatorily redeemable financial instruments entered into or modified after May 31, 2003 and is effective for all other financial instruments as of the first interim period beginning after June 15, 2003. For mandatorily redeemable non-controlling interests that would not have to be classified as liabilities by a subsidiary under the exception in paragraph 9 of SFAS 150, but would be classified as liabilities by the parent, the classification and measurement provisions of SFAS 150 are deferred indefinitely. The measurement provisions of SFAS 150 are also deferred indefinitely for other mandatorily redeemable non-controlling interests that were issued before November 4, 2003. For those instruments, the measurement guidance for redeemable shares and non-controlling interests in other literature shall apply during the deferral period. The Company adopted the provisions of SFAS 150 effective June 30, 2003 and such adoption did not have a material impact on its financial statements.

F-

TAMBORIL CIGAR COMPANY
(D/B/A AXION POWER INTERNATIONAL) NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2003

1.     Organization and Operations

On December 31, 2003, Tamboril Cigar Company completed a reorganization with Axion Power Corporation ("Axion"). Pursuant to the terms of that agreement, Tamboril issued new shares of its Common Stock to the stockholders of Axion. The former shareholders of Axion now own approximately 95% of the outstanding shares of Tamboril.

Axion was formed on September 18, 2003 in the province of Ontario, Canada for the purpose of funding research and development and acquiring the rights to commercially exploit the know-how and technology for a hybrid lead-carbon battery/capacitor known as the E 3 Cell.

For financial reporting purposes, Axion was treated as the acquiring company and the transaction accounted for as a reverse merger. Axion had substantially more assets (Tamboril had virtually no assets or operating revenue). The financial statements contained herein are those of Axion carried forward at historical cost. The consolidated financial statements for the year ended December 31, 2003 include Axion's results of operations and cash flows for the period from September 18, 2003 (the date of Axion's incorporation) to December 31, 2003.

Principles of Consolidation

The consolidated financial statements include the accounts of legal entities Tamboril and its wholly owned subsidiary, Axion. All significant inter-company balances and transactions have been eliminated in consolidation.

2.     Stockholders' Equity:

The Company’s Certificate of Incorporation authorizes the issuance of 400,000,000 shares of Common Stock. The Company’s Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval.

History

On September 22, 1997, the company issued $200,000 of 8% Convertible Debentures and 56,000 shares of $50 stated value Series B 8% Convertible Preferred Stock to three related purchasers for $3,000,000. Between February and August 1998, the holders converted 22,773 shares of Preferred Stock into 7,452,738 shares of Common Stock.

Current Activity

On January 29, 2003, the holders of the 8% debentures and Preferred Stock exercised their conversion rights and converted all of the then outstanding debentures and Preferred Stock into shares of Common Stock. A total of 33,227,000 shares of Common Stock were issued upon conversion of the Preferred Stock and a total of 4,000,000 shares of Common Stock were issued upon conversion of the debentures.

Business Combination Transaction and Reverse Take-Over ("RTO")

In December 2003, the Company agreed to acquire Axion. In contemplation of this acquisition, two of the Company's principal stockholders surrendered 20,583,640 shares of Common Stock, without consideration, for the purpose of canceling those shares.
On December 31, 2003, in a business combination that was structured as a reverse merger, the Company acquired substantial majority control of Axion. Tamboril issued 156,573,104 shares of Common Stock and 9,773,360 Common Stock purchase warrants to the former shareholders and convertible note holders of Axion.

On January 9, 2004, Tamboril acquired the remainder of Axion’s outstanding securities in exchange for 15,253,328 additional shares of Common Stock and 3,733,336 additional warrants. Concurrently, two principal stockholders of Tamboril sold 20,000,000 outstanding Tamboril shares to certain former Axion shareholders for $200,000.

The former shareholders of Axion now own approximately 95% of the outstanding shares of Tamboril. In connection with the combination, each Axion Common Stock equivalent was converted into 8 shares of Tamboril Common Stock. This exchange ratio was determined through arm’s length negotiation between Axion and Tamboril.
Legal Services Agreement with Former Principal Stockholder

In December 2003, the Company retained a former principal stockholder of Tamboril to serve as legal counsel for the combined companies. In connection with this agreement, the company agreed to pay a cash fee of $40,000 for the preparation of the SEC reports associated with the business combination, together with a flat monthly fee of $7,500 for the preparation of the proxy statements, SEC reports and other documents that the company is required to file with the SEC during 2004. As additional compensation under this agreement, counsel received a two-year option to purchase 3,027,297 shares of the company’s Common Stock at a price of $.125 per share.

Subsequently, legal counsel agreed to serve without additional compensation as the interim chief financial officer of the Company and as a member of the Company’s board of directors until suitable successors are selected.

Stock Based Compensation

Stock Options

As of January 1, 2003, the Company adopted the fair value method of accounting for employee stock options contained in Statement of Financial Standards No.123 ("SFAS No. 123") "Accounting for Stock-Based Compensation ," which is considered the preferable method of accounting for stock-based employee compensation. Prior to the change, the Company accounted for employee stock options using the intrinsic value method of APB 25. During the transition period, the Company will be utilizing the prospective method under SFAS No.148 " Accounting for Stock-Based Compensation -Transition and Disclosures ." All employee stock options granted subsequent to January 1, 2003 will be expensed over the stock option vesting period based on fair value, determined using the Black-Scholes option-pricing method, at the date the options were granted. Due to limited trading information in 2003 and a relatively short life (12-24 months), the fair value of the options was estimated at $ 0.001 per share.

Prior to January 1, 2003, the Company had applied the "disclosure only" option of SFAS No.123 for employee stock options. Accordingly, no compensation cost has been recognized for stock options granted prior to January 1, 2003.

There was no impact on the financial statements for the years ended December 31, 2003 and 2002, since no employee stock options were granted during those periods.

Investor warrants

During 2003 and in connection with the reorganization agreement, the Company issued 13,466,696 investor warrants. The investor warrants are valid for one year. A total of 10,666,696 investor warrants will be exercisable at a price $.0938 per share until June 30, 2004, and then $.125 per share until they expire on December 31, 2004. The remaining 2,800,000 investor warrants will be exercisable at a price $.1875 per share until June 30, 2004, and then $.25 per share until they expire on December 31, 2004. The Company is obligated to register the stock underlying the warrants. If the registration statement is not effective before May 31, 2004, the price step-up date will be extended to the 1-month anniversary of the effective date and the expiration date will be extended to the 7-month anniversary of the effective date

Capital warrants

During 2003 and in connection with the reorganization agreement, the Company issued 3,731,462 capital warrants in connection with the settlement of $484,123 in accrued compensation and other related party debt that was owed to the former principal stockholders of Tamboril. These capital warrants are valid for two years and exercisable at a price of $.125 per share.

On January 9, 2004, the Company issued 25,000,000 capital warrants to the stockholders of C and T Co. Inc. (“C&T”) in connection with the acquisition of the E 3 Cell technology.

Two-year options to purchase 3,027,397 shares were granted to securities counsel as partial consideration for post closing services.

A summary of all options and warrants outstanding at December 31, 2003 follows:

Disclosure summary:		Weighted	Weighted
		Average	Average
	Shares	Exercise Price	Fair Value
Balance 1/01/03	0	$0.00	$0.000
Granted	45,225,555	0.12	0.001
Exercised or Lapsed	0	0.00	0.000

Balance 12/31/03	45,225,555	$0.12	$0.001

Options Outstanding
& Exercisable
Range of		Weighted Average	Weighted Average
Exercise	Shares	Remaining	Exercise
Prices		Contractual Life	Price
in Months
$0.125-$0.25	45,225,555	20.4	$0.12

3.     Income Taxes:

The Company has approximately $ 470,000 in net operating loss carryovers available to reduce future income taxes. These carryovers expire at various dates through the year 2024. The Company has adopted SFAS 109 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management's estimate of the probability of the realization of these tax benefits. A summary of the deferred tax asset presented on the accompanying balance sheets is as follows:

	December 31, 2003	December 31, 2002
Federal Deferred Tax Asset Relating to Net Operating Losses	$ 145,000	$ 0
State Deferred Tax Asset Relating to Net Operating Losses	22,500	0
Less: Valuation Allowance	(167,500)	(0)

Total Deferred Tax Asset	$ 0	$ 0

4.     Commitments and Contingencies:

C&T Acquisition Agreement

Pursuant to a November 15, 2003 Development and License agreement between Axion and C&T (a research & development enterprise), the Company was obligated to pay C&T a total of $1,794,000 for certain rights associated with the development and commercial exploitation of the E 3 Cell technology. The agreement was subsequently amended to provide for the purchase of 100% of the outstanding shares of C&T Common Stock contingent upon receipt by C&T of the final payment described below.

Under the terms of the agreement Axion paid $ 635,000 to C&T prior to year-end and is required to make additional monthly payments of $ 84,000 in 2004 until the unpaid balance is reduced to $1,000,000. The final payment of $1 million will be due 15 days after the completion of preliminary beta testing of the E 3 Cell. Until the full amount has been paid, C&T will retain the equivalent of a purchase money security interest in the E 3 Cell patents and other intellectual property. No amounts paid to C&T are recoverable. In the event the Company is unable to meet its obligations all amounts paid will be subject to forfeit and expensed in the period that determination is made. The obligation and payments have been reflected in their entirety as an asset and liability.

The agreement also requires the Company to provide funding for ongoing research and development on a monthly basis. Payments and accruals under this section were $252,865 through December 31, 2003. The Company treats this as research and development costs and, accordingly, expenses such costs in the period incurred.

Litigation

On February 10, 2004, Lewis (Chip) Taylor, Chip Taylor in Trust, Jared Taylor, Elgin Investments, Inc. and Mega-C Technologies, Inc. filed a lawsuit in the Ontario Superior Court of Justice Commercial List (Case No. 04-CL-5317) that names Tamboril, Axion, the former Axion shareholders, the Mega-C Group, the C&T Group, the trustee of the Mega-C shareholders trust and others as defendants. The lawsuit alleges an extensive conspiracy between the Axion Group, the Mega-C Group and the C&T Group to deprive the plaintiffs of their alleged license rights to commercialize the E 3 Cell technology for use in stationary applications. Management believes the lawsuit is without substantial merit and intends to vigorously defend the action.

Management currently estimates the range of loss to be $50,000 to $100,000, including attorney’s fees. Protracted litigation, or higher than anticipated legal costs, could significantly reduce available working capital and have a material adverse impact on the company’s financial position.

5.     Management’s Plan:

The Company has approximately $455,000 as of December 31, 2003. Its ability to continue to provide funds for research, development and testing will be dependent upon access to additional capital resources. The Company will not be able to commence the second stage beta testing program without obtaining additional funds through the sale of securities or from other sources. Management is currently seeking additional capital in order to meet the Company’s obligations. Additional capital may not be available on favorable terms, or at all. If adequate financial resources are not available when required, the Company may be forced to curtail its proposed operations. If Axion is unable to obtain additional capital when needed, its ability to continue its research and development and product testing activities may be materially and adversely impacted.

6.     Supplementary Cash Flow Disclosure:

In connection with the business combination, $484,123 in accrued compensation and other related party debt owed by Tamboril to its former principal stockholders was settled by issuing 3,731,462 capital warrants.

In connection with the business combination, $1,900,000 in convertible debt owed by Axion was paid by issuing 24,266,696 shares of Common Stock and 13,466,696 investor warrants.

F-